UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Ascent Media Corporation

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ASCENT MEDIA CORPORATION
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5622

April 27, 2009

Dear Stockholder:

The 2009 annual meeting of stockholders of Ascent Media Corporation will be held at 9:00 a.m., local time, at the Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California 90401, Tel. No. (800) 257-7544, on June 12, 2009. At the annual meeting, you will be asked to consider and vote on the following:

•	the director election proposal, a proposal to elect Michael J. Pohl to serve as the Class I member of our board of directors until our 2012 annual meeting of stockholders;

•	the incentive plan proposal, a proposal to approve the material terms of the performance objectives under the Ascent Media Corporation 2008 Incentive Plan;

•	the auditors ratification proposal, a proposal to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2009; and

•	any proposals to transact other business as may properly come before the annual meeting.

This document describes the annual meeting, the enumerated proposals and related matters. Our board of directors has approved each of the enumerated proposals and recommends that you vote FOR each of them.

Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the annual meeting, please read the enclosed proxy statement and then vote via the Internet or telephone as promptly as possible. Alternatively, request a paper proxy card to complete, sign and return by mail. This will save us additional expense in soliciting proxies and will ensure that your shares are represented at the meeting. It will not, however, prevent you from later revoking your proxy or changing your vote at the meeting.

Thank you for your continued support and interest in our company.

Very truly yours,

William R. Fitzgerald
Chairman and Chief Executive Officer

ASCENT MEDIA CORPORATION
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5622

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 12, 2009

NOTICE IS HEREBY GIVEN of the annual meeting of stockholders of Ascent Media Corporation to be held at 9:00 a.m., local time, at the Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California 90401, Tel. No. (800) 257-7544, on June 12, 2009, to consider and vote on the following:

1. A proposal to elect Michael J. Pohl to serve as the Class I member of our board of directors until the 2012 annual meeting of stockholders (the director election proposal);

2. A proposal to approve the material terms of the performance objectives under the Ascent Media Corporation 2008 Incentive Plan (the incentive plan proposal);

3. A proposal to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2009 (the auditors ratification proposal); and

4. Any other business as may properly come before the annual meeting.

We describe the proposals in more detail in the accompanying proxy statement. We encourage you to read the proxy statement in its entirety before voting.

Holders of record of our Series A common stock and Series B common stock outstanding as of 5:00 p.m., New York City time, on April 14, 2009, the record date for the annual meeting, will be entitled to notice of the annual meeting and to vote at the annual meeting or any adjournment thereof. Holders of Series A common stock and Series B common stock will vote together as a single class on each proposal. A list of stockholders entitled to vote at the annual meeting will be available at our offices for review by our stockholders, for any purpose germane to the annual meeting, for at least 10 days prior to the annual meeting.

The following stockholder approvals are required with respect to the matters described above:

•	Approval of the director election proposal requires the affirmative votes of a plurality of the shares of our common stock that are voted in person or by proxy at the annual meeting. This means that Mr. Pohl will be elected if he receives more affirmative votes than any other person.

•	Approval of the incentive plan proposal and the auditors ratification proposal each requires the affirmative vote of a majority of the voting power of the shares of our common stock that are present, in person or by proxy, and entitled to vote at the annual meeting.

Our board of directors has carefully considered and approved each of the enumerated proposals and recommends that you vote FOR each of them.

YOUR VOTE IS IMPORTANT.  We urge you to vote as soon as possible by telephone, Internet or mail.

By order of the board of directors,

William E. Niles
Executive Vice President,
General Counsel and Secretary

Englewood, Colorado
April 27, 2009

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE VOTE VIA THE INTERNET OR TELEPHONE AS PROMPTLY AS POSSIBLE. ALTERNATIVELY, REQUEST A PAPER PROXY CARD TO COMPLETE, SIGN AND RETURN BY MAIL.

ASCENT MEDIA CORPORATION
a Delaware corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5622

PROXY STATEMENT
For Annual Meeting of Stockholders

We are furnishing this proxy statement in connection with the board of directors’ solicitation of proxies for use at our 2009 Annual Meeting of Stockholders to be held at 9:00 a.m., local time, at the Fairmont Miramar Hotel Santa Monica, 101 Wilshire Boulevard, Santa Monica, California 90401, Tel. No. (800) 257-7544, on June 12, 2009, or at any adjournment or postponement of the annual meeting. At the annual meeting, we will ask you to consider and approve the proposals described in the accompanying Notice of Annual Meeting of Stockholders. The proposals are described in more detail in this proxy statement. We are soliciting proxies from holders of our Series A common stock, par value $0.01 per share, and Series B common stock, par value $0.01 per share.

ANNUAL MEETING; PROXIES

Notice and Access of Proxy Materials

The Securities and Exchange Commission has adopted a “Notice and Access” rule that allows companies to deliver a Notice of Internet Availability of Proxy Materials (which we refer to as the Notice) to stockholders in lieu of a paper copy of the proxy statement and related materials and the annual report to stockholders (collectively, the proxy materials). Pursuant to this rule, it is anticipated that the Notice is first being mailed to our stockholders on or about May 1, 2009. The proxy materials, including the form of proxy, relating to the 2009 annual meeting of stockholders are first being made available to stockholders on or about April 27, 2009.

The Notice will instruct you as to how you may access and review the information in the proxy materials and how you may submit your proxy by mail, or may vote by telephone or over the Internet. Alternatively, you may order a paper copy of the proxy materials at no charge by following the instructions provided in the Notice. You will not receive a printed copy of the proxy materials, unless specifically requested.

Quorum

In order to carry on the business of the annual meeting, a quorum of stockholders must be present. This means that at least a majority of the aggregate voting power represented by the outstanding shares of our common stock as of the record date must be represented at the annual meeting, either in person or by proxy. For purposes of determining a quorum, your shares will be included as represented at the meeting even if you indicate on your proxy that you abstain from voting. If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on one or more of the proposals, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld, those shares (which we refer to as broker non-votes) nevertheless will be treated as present for purposes of determining the presence of a quorum.

Who May Vote; Record Date

Holders of our Series A common stock and Series B common stock, as recorded in our stock register as of 5:00 p.m., New York City time, on April 14, 2009 (which is the record date for the annual meeting), may vote at the annual meeting or at any adjournment or postponement thereof.

Votes You Have

At the annual meeting, holders of Series A common stock will have one vote per share for each share of Series A common stock that our records show they owned on the record date, and holders of Series B common stock will have ten votes per share for each share of Series B common stock that our records show they owned on the record date. Holders of all series of our common stock will vote together as a single class.

Recommendation of Our Board of Directors

Our board of directors has approved the director election proposal, the incentive plan proposal and the auditors ratification proposal and recommends that you vote FOR each of such proposals.

Votes Required

Approval of the director election proposal requires the affirmative votes of a plurality of the shares of our common stock that are voted in person or by proxy at the annual meeting. This means that Mr. Pohl will be elected if he receives more affirmative votes than any other person.

Approval of the incentive plan proposal and the auditors ratification proposal each requires the affirmative vote of a majority of the voting power of the shares of our common stock that are present, in person or by proxy, and entitled to vote at the annual meeting.

Shares Outstanding

On the record date, 13,528,806 shares of our Series A common stock and 659,679 shares of our Series B common stock were outstanding.

Number of Holders

As of the record date, there were approximately 1,322 and 72 record holders of Series A common stock and Series B common stock, respectively.

Voting Procedures for Record Holders

Holders of record of our common stock as of the record date may vote in person at the annual meeting. Alternatively, they may give a proxy by completing, signing, dating and returning the proxy card, or may vote by telephone or over the Internet. Unless subsequently revoked, shares of our common stock represented by a proxy submitted as described below and received at or before the annual meeting will be voted in accordance with the instructions on the proxy.

YOUR VOTE IS IMPORTANT.  It is recommended that you vote by proxy even if you plan to attend the annual meeting. You may change your vote at the annual meeting. Specific voting instructions are set forth in this proxy statement and on both the Notice and proxy card.

If a proxy is properly executed and submitted by a record holder without indicating any voting instructions, the shares of our common stock represented by the proxy will be voted FOR the approval of each of the proposals.

If you submit a proxy card on which you indicate that you abstain from voting, it will have no effect on the director election proposal and will have the same effect as a vote AGAINST the auditors ratification proposal and the incentive plan proposal.

Voting Procedures for Shares Held in Street Name

If you hold your shares in the name of a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee when voting your shares of our common stock or when granting or revoking a proxy.

Shares represented by broker non-votes will be deemed shares not entitled to vote and will not be included for purposes of determining the aggregate voting power and number of shares present and entitled to vote on the proposals. Broker non-votes will have no effect on any of the proposals.

Revoking a Proxy

Before your proxy is voted, you may change your vote by telephone or over the Internet (if you originally voted by telephone or over the Internet), by voting in person at the annual meeting or by delivering a signed proxy revocation or a new signed proxy with a later date to Ascent Media Corporation, c/o Computershare Trust Company, N.A., 250 Royall Street, Canton, MA 02021. Any signed proxy revocation or new signed proxy must be received before the start of the annual meeting.

Your attendance at the annual meeting will not, by itself, revoke your proxy.

If your shares are held in an account by a broker, bank or other nominee, you should contact your nominee to change your vote.

Solicitation of Proxies

The proxy for the annual meeting is being solicited on behalf of our board of directors. In addition to this mailing, our employees may solicit proxies personally or by telephone. We pay the cost of soliciting these proxies. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

Other Matters to Be Voted on at the Annual Meeting

The board of directors is not currently aware of any business to be acted on at the annual meeting other than that which we have described in this proxy statement. If, however, other matters are properly brought to a vote at the annual meeting, the persons you choose as proxies will have discretion to vote or to act on these matters according to their best judgment, unless you indicate otherwise on your proxy.

One matter that could come to a vote at the annual meeting is a proposal to adjourn or postpone the meeting. The persons you choose as proxies will have discretion to vote on any adjournment or postponement of the annual meeting, other than an adjournment or postponement for the purpose of soliciting additional proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information, to the extent known by us or ascertainable from public filings, concerning shares of our common stock beneficially owned by each person or entity (excluding any of our directors and executive officers) known by us to own more than five percent of the outstanding shares of any series of our common stock.

The security ownership information is given as of the record date, and, in the case of percentage ownership information, is based upon 13,528,806 shares of our Series A common stock and 659,679 shares of our Series B common stock, in each case, outstanding on that date. Such outstanding share amounts do not include shares of our common stock that may be issued upon the exercise of stock options, including stock options disclosed in the table below.

Name and Address	Title of	Amount and Nature of		Percent of	Voting
of Beneficial Owner	Class	Beneficial Ownership		Class(1)	Power

Robert R. Bennett	Series A	17,326	(2)(3)(4)(5)	*	3.9%
c/o Liberty Media Corporation	Series B	76,212	(6)(7)	10.4%
12300 Liberty Boulevard
Englewood, CO 80112
FMR LLC	Series A	1,338,148	(8)	9.9%	6.7%
82 Devonshire Street
Boston, MA 02109
Mario J. Gabelli	Series A	1,296,944	(9)	9.6%	6.4%
c/o GAMCO Investors, Inc.
One Corporate Center
Rye, NY 10580
John C. Malone	Series A	115,367	(5)(10)(11)	*	31.3%
c/o Liberty Media Corporation	Series B	618,525	(10)	93.8%
12300 Liberty Boulevard
Englewood, CO 80112
T. Rowe Price Associates, Inc.	Series A	1,339,729	(12)	9.9%	6.7%
100 E. Pratt Street
Baltimore, MD 21202

*	Less than one percent.

(1)	In calculating such ownership percentages, shares issuable upon the exercise of options to purchase shares of our common stock (other than such options held by the applicable beneficial owner, if any) are not treated as outstanding.

(2)	Includes 113 shares of our Series A common stock held by the Liberty Media Corporation 401(k) Savings Plan.

(3)	Includes beneficial ownership of shares that may be acquired upon exercise of stock options exercisable within 60 days after the record date (other than those options that are exercisable for shares of our Series A or Series B common stock at the election of Mr. Bennett, which options are included in this table only as shares of Series B common stock; see note (6) below).

(4)	Includes 5,491 shares of our Series A common stock owned by Hilltop Investments, Inc. (which we refer to as Hilltop), which is jointly owned by Mr. Bennett and his wife, Mrs. Deborah Bennett.

(5)	Does not include beneficial ownership of shares of our Series A common stock issuable upon exercise of conversion rights relating to shares of our Series B common stock held by such beneficial owner.

(6)	Includes beneficial ownership of shares that may be acquired upon exercise of stock options within 60 days after the record date. Such options, which are exercisable for 76,210 shares of our Series B common stock at an exercise price of $25.29 per share, may be exercisable, in the alternative and at Mr. Bennett’s option, for 93,115 shares of our Series A common stock at an exercise price of $22.53 per share. See note (3) above.

(7)	Includes 2 shares of our Series B common stock owned by Hilltop.

(8)	Based upon the Schedule 13G dated February 17, 2009, filed by FMR LLC with respect to shares of our common stock of which Fidelity Management & Research Company is the beneficial owner as a result of acting as an investment advisor.

(9)	Based upon Amendment No. 5 to Schedule 13D dated March 3, 2009, filed by Gabelli Funds, LLC, GAMCO Asset Management Inc., Gabelli Securities, Inc., MJG Associates, Inc., Teton Advisors, Inc., Gabelli Foundation, Inc., GGCP, Inc. and Mario J. Gabelli (whom we collectively refer to as the Gabelli Reporting Persons). In addition to shares of our common stock held directly, Mr. Gabelli is deemed to have beneficial ownership of those shares of our common stock held by the other Gabelli Reporting Persons.

(10)	Includes 26,833 shares of our Series A common stock and 17,047 shares of our Series B common stock held by Mr. Malone’s wife, Mrs. Leslie Malone, as to which shares Mr. Malone has disclaimed beneficial ownership.

(11)	Includes 16 and 55,317 shares of our Series A common stock held by two trusts with respect to which Mr. Malone is the sole trustee and, with his wife, retains a unitrust interest in the trust. Also includes 2,570 shares of our Series A common stock and 9,178 shares of our Series B common stock held by two trusts which are managed by an independent trustee, of which the beneficiaries are Mr. Malone’s adult children and in which Mr. Malone has no pecuniary interest. Mr. Malone retains the right to substitute assets held by the trusts but has disclaimed beneficial ownership of the shares held by the trusts.

(12)	Based on the Schedule 13G dated February 10, 2009, T. Rowe Price is deemed the beneficial owner of such shares as a result of acting as an investment advisor.

Security Ownership of Management

The following table sets forth information with respect to the ownership by each of our directors and each of our executive officers and by all of our directors and executive officers as a group of shares of Series A common stock and Series B common stock. The security ownership information is given as of the record date, and, in the case of percentage ownership information, is based upon 13,528,806 shares of Series A common stock and 659,679 shares of Series B common stock, in each case, outstanding on that date. Such outstanding share amounts do not include shares of our common stock that may be issued upon the exercise of stock options, including stock options disclosed in the table below.

Shares of restricted stock that have been granted pursuant to our equity incentive plans are included in the outstanding share numbers provided throughout this proxy statement. Shares of common stock issuable upon exercise or conversion of options, warrants and convertible securities that were exercisable or convertible on or within 60 days after the record date, are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. For purposes of the following presentation, any beneficial ownership of shares of our Series B common stock, though convertible on a one-for-one basis into shares of our Series A common stock, is reported as beneficial ownership of our Series B common stock only, and not as beneficial ownership of our Series A common stock. So far as is known to us, the persons indicated below have sole voting power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.

	Title of	Amount and Nature of		Percent of	Voting
Name of Beneficial Owner	Class	Beneficial Ownership		Class(1)	Power

William R. Fitzgerald	Series A	133,079	(2)(3)(4)	*	*
Chairman of the Board and	Series B	—		—
Chief Executive Officer
Philip J. Holthouse	Series A	3,922	(2)(3)(5)	*	*
Director	Series B	—		—
Brian C. Mulligan	Series A	3,902	(2)(3)	—
Director	Series B	—		—	—
William E. Niles	Series A	1,727	(3)	—
Executive Vice President,	Series B	—		—	—
General Counsel and Secretary
John A. Orr	Series A	48,970	(2)(3)(6)	*	*
Senior Vice President	Series B	—		—
George C. Platisa	Series A	1,727	(3)	—
Executive Vice President and	Series B	—		—	—
Chief Financial Officer
Michael J. Pohl	Series A	3,902	(2)(3)	—
Director	Series B	—		—	—
Jose A. Royo	Series A	2,591	(3)	—
President and Chief	Series B	—		—	—
Operating Officer
All directors and officers as a group	Series A	199,820	(2)(3)(4)(5)(6)	*	*
	Series B	—		—

*	Less than one percent

(1)	In calculating such ownership percentages, shares issuable upon the exercise of options to purchase shares of our common stock (other than such options held by the applicable director or executive officer, if any) are not treated as outstanding.

(2)	Includes, as applicable, the following restricted shares of our Series A common stock which remain subject to vesting as of the record date:

Name	Restricted Shares

William R. Fitzgerald	80,239
Philip J. Holthouse	1,003
Brian C. Mulligan	1,003
John A. Orr	30,225
Michael J. Pohl	1,003

(3)	Includes, as applicable, beneficial ownership of the following shares of our Series A common stock that may be acquired upon exercise of stock options that are exercisable within 60 days of the record date.

Name	Option Shares

William R. Fitzgerald	43,382
Philip J. Holthouse	2,756
Brian C. Mulligan	2,756
William E. Niles	1,727
John A. Orr	15,224
George C. Platisa	1,727
Michael J. Pohl	2,756
Jose A. Royo	2,591

(4)	Reflects beneficial ownership of 11 shares of our Series A common stock held by the Liberty Media 401(k) Savings Plan.

(5)	Includes 20 shares of our Series A common stock owned jointly by Mr. Holthouse and his wife.

(6)	Includes beneficial ownership of 3 shares of our Series A common stock held by the Liberty Media 401(k) Savings Plan.

Changes in Control

We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.

PROPOSALS OF OUR BOARD

The following proposals will be presented at the annual meeting by our board of directors.

PROPOSAL 1 — THE DIRECTOR ELECTION PROPOSAL

Board of Directors

Our board of directors currently consists of five directors, divided among three classes. Our Class I director, whose term will expire at the annual meeting, is Michael J. Pohl. This director is nominated for re-election to our board to continue to serve as a Class I director, and we have been informed that Mr. Pohl is willing to continue to serve as a director of our company. The term of the Class I director who is elected at the annual meeting will expire at the annual meeting of our stockholders in the year 2012. Our Class II directors, whose term will expire at the annual meeting of our stockholders in the year 2010, are Philip J. Holthouse and Brian C. Mulligan. Our Class III directors, whose term will expire at the annual meeting of our stockholders in the year 2011, are William R. Fitzgerald and Jose A. Royo.

If any nominee should decline re-election or should become unable to serve as a director of our company for any reason before re-election, votes will be cast for a substitute nominee, if any, designated by the board of directors, or, if none is so designated prior to the election, votes will be cast according to the judgment of the person or persons voting the proxy.

The following lists the nominee for re-election as a director and the four directors of our company whose term of office will continue after the annual meeting, including the age of each person, the positions with our company or principal occupation of each person, certain other directorships held and the year each person became a director of our company. The number of shares of our common stock beneficially owned by each director, as of the record date, is set forth in this proxy statement under the caption “Security Ownership of Certain Beneficial Owners and Management — Security Ownership of Management.”

Nominee for Election as Director

Michael J. Pohl: Age: 57. A director of our company since September 2008. Mr. Pohl serves as an advisor to companies in the technology, media and telecommunications industries. From December 2008 through April 2009, Mr. Pohl served as a consultant to ARRIS Group, Inc., a communications technology company specializing in the design and engineering of broadband networks, where he served as the interim Vice President and General Manager of the On Demand Systems Division from December 2007 through December 2008. Mr. Pohl was President of Global Strategies at C-COR Incorporated from January 2005 to December 2007, when C-COR Incorporated was acquired by ARRIS Group, Inc. Mr. Pohl served as the President and Chief Executive Officer of nCUBE Corporation from 1999 to 2005.

Directors Whose Term Expires in 2010

Philip J. Holthouse: Age: 50. A director of our company since September 2008. Mr. Holthouse is a partner with Holthouse Carlin & Van Trigt LLP, where he provides tax planning and tax consulting services for privately held businesses and high net-worth individuals primarily in the real estate, entertainment and service industries. Mr. Holthouse served on the board of Napster, Inc. from January 2004 to October 2008.

Brian C. Mulligan: Age: 49. A director of our company since September 2008. Mr. Mulligan is the chairman of Brooknol Advisors, LLC, an advisory and investment firm specializing in media and entertainment. From April 2004 through January 2005, Mr. Mulligan was a senior executive advisor — media and entertainment with Cerberus Capital Management, L.P., an investment firm. From September 2002 to March 2004, Mr. Mulligan was a founder and principal with Universal Partners, a group formed to acquire Universal Entertainment. Prior to that, Mr. Mulligan held various senior-level positions, including senior executive advisor with The Boston Consulting Group, Inc., chairman for Fox Television, Inc., chief financial officer of The Seagram Company Ltd., an entertainment and beverage company, co-chairman of Universal Pictures, Inc., executive vice president of operations at Universal Entertainment and executive vice president — corporate development and strategy at MCA Inc., an entertainment and media conglomerate. Mr. Mulligan served on the board of Napster, Inc. from March 2003 to October 2008 and was a director of Ascent Media Group, Inc., a predecessor of Ascent Media Group, LLC, our principal operating subsidiary (which we refer to as AMG), from December 2002 to September 2003.

Directors Whose Term Expires in 2011

William R. Fitzgerald: Age: 51. A director of our company since September 2008. Mr. Fitzgerald is Chairman of the Board and Chief Executive Officer of our company. Mr. Fitzgerald has served as Chairman of AMG since July 2000. Mr. Fitzgerald also serves as a Senior Vice President of Liberty Media Corporation, a position he has held since July 2000. Mr. Fitzgerald also serves on the board of Expedia, Inc.

Jose A. Royo: Age: 43. A director of our company since September 2008. Mr. Royo has served as President and Chief Executive Officer of AMG since February 2008, and since the spin-off of our company from DHC in September 2008, has also served as President and Chief Operating Officer of our company. From July 2001 until his appointment as CEO, Mr. Royo served in various positions at AMG, including Vice President of the New Products Division, Senior Vice President of the Digital Services Group, and Chief Technology Officer.

Vote and Recommendation

Approval of the director election proposal requires the affirmative votes of a plurality of the shares of our common stock that are voted in person or by proxy at the annual meeting. This means that Mr. Pohl will be elected if he receives more affirmative votes than any other person.

Our board of directors recommends a vote FOR the election of the nominee to our board of directors.

PROPOSAL 2 — THE INCENTIVE PLAN PROPOSAL

On September 17, 2008, Discovery Holding Company (which we refer to as DHC) completed the spin-off of our company to DHC’s shareholders and we became an independent, publicly traded company. In the spin-off, each holder of DHC common stock received 0.05 of a share of our Series A common stock for each share of DHC Series A common stock held and 0.05 of a share of our Series B common stock for each share of DHC Series B common stock held. Prior to, and in connection with, the spin-off, our board of directors at such time approved and adopted the Ascent Media Corporation 2008 Incentive Plan (which we refer to as the incentive plan) and submitted the incentive plan for the approval of DHC, as our then sole-stockholder. On September 15, 2008, DHC approved the incentive plan. In order for certain awards under the incentive plan to be eligible for favorable tax treatment under Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), the material terms of the performance objectives under the incentive plan must be approved by our shareholders.

Incentive Plan

The following is a summary of the material provisions of the incentive plan and is qualified in its entirety by the complete text of the incentive plan, which is attached to this proxy statement as Annex A.

The incentive plan is administered by the compensation committee of our board of directors. The incentive plan is designed to provide additional remuneration to certain of our employees and independent contractors for services rendered and to encourage their investment in our capital stock, thereby increasing their proprietary interest in our business. The incentive plan is also intended to (1) attract persons of exceptional ability to become our officers and employees, and (2) induce independent contractors to provide services to us. Employees (including officers and directors) of, and independent contractors providing services to, our company or any of our subsidiaries, will be eligible to participate and may be granted awards under the incentive plan. Awards may be made to any such employee or independent contractor who holds or has held awards under the incentive plan or under any other plan of our company or any of our affiliates. The number of individuals who receive awards under the incentive plan varies from year to year and depends on various factors, such as the number of promotions and our hiring needs during the year. We cannot predict the number of future award recipients. For information with respect to shares of our common stock authorized for issuance under the incentive plan, see “Executive Compensation — Securities Authorized for Issuance under Equity Compensation Plans.”

Under the incentive plan, the compensation committee may grant non-qualified stock options, stock appreciation rights (which we refer to as SARs), restricted shares, stock units, cash awards, performance awards or any combination of the foregoing (which we refer to, collectively, as awards). The maximum number of shares of our common stock with respect to which awards may be granted under the incentive plan is 2,000,000, subject to anti-dilution and other adjustment provisions of the incentive plan. With limited exceptions, no person will be granted in any calendar year awards under the incentive plan covering more than 500,000 shares of our common stock. In addition, no person may receive payment for cash awards during any calendar year in excess of $1,000,000.

Shares of our common stock issuable pursuant to awards made under the incentive plan will be made available from either authorized but unissued shares of our common stock or shares of our common stock that we have issued but reacquired, including shares purchased in the open market. Shares of our common stock that are subject to (i) any award that expires, terminates or is annulled for any reason without having been exercised, (ii) any award of any SARs that is exercised for cash, and (iii) any award of restricted shares or stock units that shall be forfeited prior to becoming vested, will once again be available for issuance under the incentive plan.

Subject to the provisions of the incentive plan, the compensation committee is authorized to establish, amend and rescind such rules and regulations as it deems necessary or advisable for the proper administration of the incentive plan and to take such other action in connection with or in relation to the incentive plan as it deems necessary or advisable.

Options.  Non-qualified stock options awarded under the incentive plan entitle the holder to purchase a specified number of shares of a series of our common stock at a specified exercise price subject to the terms and conditions of the applicable option grant. The exercise price of an option awarded under the incentive plan may not be less than the fair market value of the shares of the applicable series of our common stock as of the day the option is granted. The compensation committee will determine, in connection with each option awarded to a holder: (1) the series and number of shares of our common stock subject to the option, (2) the per share exercise price, (3) whether the exercise price is payable in cash, by check, by promissory note, in whole shares of any series of our common stock, by the withholding of shares of our common stock issuable upon exercise of the option, by cashless exercise, or any combination of the foregoing, (4) other terms and conditions of exercise, (5) restrictions on transfer of the option and (6) other provisions not inconsistent with the incentive plan. Options granted under the incentive plan will generally be non-transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

Stock Appreciation Rights.  A SAR awarded under the incentive plan entitles the recipient to receive a payment in stock or cash equal to the excess of the fair market value (on the day the SAR is exercised) of a share of the applicable series of our common stock with respect to which the SAR was granted over the base price specified in the grant. A SAR may be granted to an option holder with respect to all or a portion of the shares of our common stock subject to a related stock option (a tandem SAR) or granted separately to an eligible employee or independent contractor (a free-standing SAR). Tandem SARs are exercisable only at the time and to the extent that the related stock option is exercisable. Upon the exercise or termination of the related stock option, the related tandem SAR will automatically be cancelled to the extent of the number of shares of our common stock with respect to which the related stock option was so exercised or terminated. The base price of a tandem SAR is equal to the exercise price of the related stock option. Free-standing SARs are exercisable at the time and upon the terms and conditions provided in the relevant agreement. The base price of a free-standing SAR may not be less than the fair market value of a share of the applicable series of our common stock as of the day the SAR is granted. SARs granted under the incentive plan will generally be non-transferable, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

Restricted Shares.  Restricted shares are shares of our common stock, or the right to receive shares of our common stock, that become vested and may be transferred upon completion of the restriction period. The compensation committee will determine, and each individual award agreement will provide: (1) whether the restricted shares are issued to the award recipient at the beginning or end of the restriction period, (2) the price, if any, to be paid by the recipient for the restricted shares, (3) if shares are to be issued at the end of the restriction period, whether dividend equivalents will be paid during the restriction period, (4) whether dividends or distributions paid with respect to shares issued at the beginning of the restriction period will be withheld by us and retained during the restriction period, (5) whether the holder of the restricted shares may be paid a cash amount in connection with such award (subject to prior vesting), (6) the vesting date or vesting dates (or basis of determining the same) for the award and (7) other terms and conditions of the award. Upon the applicable vesting date, all or the applicable portion of restricted shares will vest, any retained distributions or unpaid dividend equivalents with respect to the restricted shares will vest to the extent that the restricted shares related thereto have vested, and any cash amount to be received by the holder with respect to the restricted shares will become payable, all in accordance with the terms of the individual award agreement. The compensation committee may permit a holder to elect to defer delivery of any restricted shares that become vested and any related cash payments or dividend equivalents, provided that such deferral elections are made in accordance with Section 409A of the Code.

Stock Units.  The compensation committee is authorized to award units based upon the fair market value of shares of any series of our common stock under the incentive plan. The compensation committee has the power to determine the terms, conditions, restrictions, vesting requirements and payment rules for awards of stock units, including whether the holder may elect to defer payment of vested stock units in accordance with Section 409A of the Code.

Cash Awards.  The compensation committee is also authorized to provide for the grant of cash awards under the incentive plan. A cash award is a bonus paid in cash that shall be based upon the attainment of one or more performance goals that have been established by the compensation committee. The terms, conditions and limitations applicable to any cash awards will be determined by the compensation committee.

Performance Awards.  At the discretion of the compensation committee, any of the above-described awards may be designated as a performance award. Cash awards will be designated as performance awards. Performance awards are contingent upon performance measures applicable to a particular period, as established by the compensation committee and set forth in individual agreements, based upon any one or more of the following business criteria specified in the incentive plan:

•	increased revenue;

•	net income measures (including income after capital costs and income before or after taxes);

•	stock price measures (including growth measures and total stockholder return);

•	price per share of our common stock;

•	market share;

•	earnings per share (actual or targeted growth);

•	earnings before interest, taxes, depreciation and amortization (EBITDA);

•	economic value added (or an equivalent metric) or market value added;

•	debt to equity ratio;

•	cash flow measures (including cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities);

•	return measures (including return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity);

•	operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency);

•	expense measures (including overhead cost and general and administrative expense);

•	margins;

•	stockholder value;

•	total stockholder return;

•	proceeds from dispositions; total market value; or

•	corporate values measures (including ethics compliance, environmental and safety).

Performance measures may apply to the award recipient, to one or more business units, divisions or subsidiaries of our company, or to our company as a whole. Goals may also be based on performance relative to a peer group of companies. If the compensation committee intends for the performance award to be granted and administered in a manner that preserves the deductibility of the compensation resulting from such award in accordance with Section 162(m) of the Code, among other requirements set forth in Section 162(m) of the Code and the Treasury Regulations promulgated thereunder, the applicable performance goals must be established in writing (1) no later than 90 days after the commencement of the period of service to which the performance goals relate and (2) prior to the completion of 25% of such period of service. The compensation committee will have no discretion to modify or waive such performance goals to increase the amount of compensation payable that would otherwise be due upon attainment of the goal, unless the applicable award is not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the relevant agreement provides for such discretion. Section 162(m) of the Code generally disallows deductions for compensation in excess of $1 million for some executive officers unless the awards meet the requirements for being performance-based.

Awards Generally.  Awards under the incentive plan may be granted either individually, in tandem or in combination with each other. Where applicable, the securities underlying or relating to awards granted under the incentive plan may be shares of our common stock, as provided in the relevant grant. Under certain conditions, including the occurrence of certain approved transactions, a board change or a control purchase (all as defined in the incentive plan), options and SARs will become immediately exercisable, the restrictions on restricted shares will lapse and stock units will become fully vested, unless individual agreements state otherwise. At the time an award is granted, the compensation committee will determine, and the relevant agreement will provide for, any vesting or early termination, upon a holder’s termination of employment with our company, of any unvested options, SARs, stock units or restricted shares, and the period following any such termination during which any vested options, SARs and stock units must be exercised. Unless otherwise provided in the relevant agreement, (1) no option or SAR may be exercised after its scheduled expiration date, (2) if the holder’s service terminates by reason of death or disability (as defined in the incentive plan), his or her options or SARs shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration date) and (3) any termination of the holder’s service for “cause” (as defined in the incentive plan) will result in the immediate termination of all options, SARs and stock units and the forfeiture of all rights to any restricted shares retained distributions, unpaid dividend equivalents and related cash amounts held by such terminated holder. If a holder’s service terminates due to death or disability, options and SARs will become immediately exercisable, the restrictions on restricted shares will lapse and stock units will become fully vested, unless individual agreements state otherwise.

Adjustments.  The number and kind of shares of our common stock which may be awarded or otherwise made subject to awards under the incentive plan, the number and kind of shares of our common stock covered by outstanding awards and the purchase or exercise price and any relevant appreciation base with respect to any of the foregoing are subject to appropriate adjustment in the discretion of the compensation committee, as the compensation committee deems equitable, in the event (1) we subdivide the outstanding shares of any series of our common stock into a greater number of shares of such series of common stock, (2) we combine the outstanding shares of any series of our common stock into a smaller number of shares of such series of common stock or (3) there is a stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase any series of our common stock, or any other similar corporate event (including mergers or consolidations other than approved transactions (as defined in the incentive plan)).

Amendment and Termination.  The incentive plan will terminate on the tenth anniversary of its effective date, unless earlier terminated by the compensation committee. The compensation committee may suspend, discontinue, modify or amend the incentive plan at any time prior to its termination. However, before an amendment may be made that would adversely affect a participant who has already been granted an award, the participant’s consent must be obtained, unless the change is necessary to comply with Section 409A of the Code.

New Plan Benefits.  Except as otherwise described below, due to the nature of the incentive plan and the discretionary authority afforded the incentive plan committee in connection with the administration thereof, we cannot determine or predict the value, number or type of awards to be granted pursuant to the incentive plan after the date hereof.

U.S. Federal Income Tax Consequences of Awards Granted under the Incentive Plan

Consequences to Participants.  The following is a summary of the U.S. federal income tax consequences that generally will arise with respect to awards granted under the incentive plan and with respect to the sale of any shares of our common stock acquired under the incentive plan.

Non-Qualified Stock Options; SARs.  Holders will not realize taxable income upon the grant of a non-qualified stock option or a SAR. Upon the exercise of a non-qualified stock option or a SAR, the holder will recognize ordinary income (subject to withholding, if applicable) in an amount equal to the excess of (1) the fair market value on the date of exercise of the shares received over (2) the exercise price or base price (if any) he or she paid for the shares. The holder will generally have a tax basis in any shares of our common stock received pursuant to the exercise of a SAR, or pursuant to the cash exercise of a non-qualified stock option, that equals the fair market value of such shares on the date of exercise. The disposition of the shares of our common stock acquired upon exercise of a non-qualified stock option will ordinarily result in capital gain or loss. We are entitled to a deduction in an amount equal to the income recognized by the holder upon the exercise of a non-qualified stock option or SAR.

Under current rulings, if a holder transfers previously held ordinary shares in satisfaction of part or all of the exercise price of a non-qualified stock option, the holder will recognize income with respect to the shares received, but no additional gain will be recognized as a result of the transfer of such previously held shares in satisfaction of the non-qualified stock option exercise price. Moreover, that number of shares received upon exercise that equals the number of previously held shares surrendered in satisfaction of the non-qualified stock option will have a tax basis that equals, and a holding period that includes, the tax basis and holding period of the previously held shares surrendered in satisfaction of the non-qualified stock option exercise price. Any additional shares received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the holder, plus, the amount of ordinary income recognized by the holder with respect to the shares received.

Cash Awards; Stock Units; Restricted Shares.  A holder will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time such cash is otherwise made available for the holder to draw upon it, and we will have a corresponding deduction for federal income tax purposes. A holder will not have taxable income upon the grant of a stock unit but rather will generally recognize ordinary compensation income at the time the holder receives cash in satisfaction of such stock unit or shares of common stock in satisfaction of such stock unit in an amount equal to the fair market value of the shares received, at which time we will have a corresponding deduction for federal income tax purposes.

Generally, a holder will not recognize taxable income upon the grant of restricted shares, and we will not be entitled to any federal income tax deduction upon the grant of such award. The value of the restricted shares will generally be taxable to the holder as compensation income in the year or years in which the restrictions on the shares of common stock lapse. Such value will equal the fair market value of the shares on the date or dates the restrictions terminate. A holder, however, may elect pursuant to Section 83(b) of the Code to treat the fair market value of the shares subject to the restricted share award on the date of such grant as compensation income in the year of the grant of the restricted share award. The holder must make such an election pursuant to Section 83(b) of the Code within 30 days after the date of grant. If such an election is made and the holder later forfeits the restricted shares to us, the holder will not be allowed to deduct, at a later date, the amount such holder had earlier included as compensation income. In any case, we will receive a deduction for federal income tax purposes corresponding in amount to the amount of compensation included in the holder’s income in the year in which that amount is so included.

A holder who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time the holder recognizes income under the rules described above with respect to the cash or the shares of our common stock received pursuant to awards. Dividends that are received by a holder prior to the time that the restricted shares are taxed to the holder under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis of a holder in the shares of our common stock received will equal the amount recognized by the holder as compensation income under the rules described in the preceding paragraph, and the holder’s holding period in such shares will commence on the date income is so recognized.

Certain Tax Code Limitations on Deductibility.  In order for us to deduct the amounts described above, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. Our ability to obtain a deduction for future payments under the incentive plan could also be limited by Section 280G of the Code, which provides that certain excess parachute payments made in connection with a change of control of an employer are not deductible. Our ability to obtain a deduction for amounts paid under the incentive plan could also be affected by Section 162(m) of the Code, which limits the deductibility, for U.S. federal income tax purposes, of compensation paid to certain employees to $1 million during any taxable year. In order for certain awards under the incentive plan to be eligible for favorable tax treatment under Section 162(m) of the Code, we are submitting the material terms of the performance objectives under the incentive plan for the approval of our stockholders at the annual meeting. If the material terms of the performance objectives under the incentive plan are not approved at the annual meeting, awards under the incentive plan will not be eligible for favorable tax treatment under Section 162(m) of the Code.

Vote and Recommendation

Approval of the incentive plan proposal requires the affirmative vote of a majority of the voting power of the shares of our common stock that are present, in person or by proxy, and entitled to vote at the annual meeting.

Our board of directors recommends a vote FOR the incentive plan proposal.

PROPOSAL 3 — THE AUDITORS RATIFICATION PROPOSAL

We are asking our stockholders to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2009.

Even if the selection of KPMG LLP is ratified, the audit committee of our board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if our audit committee determines that such a change would be in the best interests of our company and our stockholders. In the event our stockholders fail to ratify the selection of KPMG LLP, our audit committee will consider it as a direction to select other auditors for the year ending December 31, 2009.

A representative of KPMG LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Audit Fees and All Other Fees

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our consolidated financial statements for 2008, and fees billed for other services rendered by KPMG LLP following the spin-off of our company from DHC in September 2008:

2008

Audit fees	$1,052,352
Audit related fees	—
Audit and audit related fees	1,052,352

Tax fees(1)	72,847
Total fees	$1,125,199

(1)	Tax fees consist of tax compliance and consultations regarding the tax implications of certain transactions.

Our audit committee has considered whether the provision of services by KPMG LLP to our company other than auditing is compatible with KPMG LLP maintaining its independence and believes that the provision of such other services is compatible with KPMG LLP maintaining its independence.

Services provided by our independent auditor following the spin-off of our company were approved by our audit committee.

Vote and Recommendation

Approval of the auditors ratification proposal requires the affirmative vote of a majority of the voting power of the shares of our common stock that are present, in person or by proxy, and entitled to vote at the annual meeting.

Our board of directors recommends a vote FOR the auditors ratification proposal.

CONCERNING MANAGEMENT

Executive Officers

The following lists the executive officers of our company (other than William R. Fitzgerald, our Chairman of the Board and Chief Executive Officer, and Jose A. Royo, our President and Chief Operating Officer, who also serve as directors of our company and who are listed under “Proposals of Our Board — Proposal 1 — The Director Election Proposal”), their ages and a description of their business experience, including positions held with our company. In the table below, and throughout this proxy statement, we refer to Ascent Media Group, LLC, our wholly-owned subsidiary, as AMG.

Name	Positions

William E. Niles Age: 45	Mr. Niles has served as Executive Vice President and General Counsel of AMG since January 2002, and since the spin-off of our company from DHC in September 2008, has also served as Executive Vice President and General Counsel of our company. From August 2006 through February 2008, Mr. Niles was also a member of AMG’s executive committee. Prior to 2002, Mr. Niles was a senior executive handling legal and business affairs within AMG and its predecessor companies.
John A. Orr Age: 46	Mr. Orr has served as Senior Vice President, Corporate Development of our company since September 2008. Mr. Orr was employed by Liberty Media from August 1996 until December 2008, and served as Vice President of Liberty Media from 2003 until December 2008.
George C. Platisa Age: 52	Mr. Platisa has served as Executive Vice President and Chief Financial Officer of AMG since May 2001, and since the spin-off of our company from DHC in September 2008, has also served as Executive Vice President and Chief Financial Officer of our company. From August 2006 through February 2008, Mr. Platisa was also a member of AMG’s executive committee.

Our executive officers will serve in such capacities until the next annual meeting of our board of directors, or until their respective successors have been duly elected or appointed, or until their earlier death, resignation or removal from office. There is no family relationship between any of our executive officers or directors, by blood, marriage or adoption.

During the past five years, none of the above persons has had any involvement in any legal proceedings that would be material to an evaluation of his ability or integrity.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC). Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish us with copies of all Section 16 forms they file.

Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments to those forms furnished to us during our most recent fiscal year, or written representations that no Forms 5 were required, we believe that, during the year ended December 31, 2008, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten-percent beneficial owners were met, except that the Form 4 of Mr. Orr, dated October 20, 2008, was required to be filed on or before the preceding business day.

Code of Ethics

We have adopted a code of ethics that applies to all of our employees, directors and officers, which constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act. Our code of ethics is available on our website at www.ascentmediacorporation.com/Business-Conduct-Compliance-Programs.aspx.

Director Independence

It is our policy that a majority of the members of our board of directors be independent of our management. For a director to be deemed independent, our board of directors must affirmatively determine that the director has no disqualifying direct or indirect material relationship with our company. To assist our board of directors in determining which of our directors qualify as independent for purposes of The Nasdaq Stock Market rules as well as applicable rules and regulations adopted by the SEC, the nominating and corporate governance committee of our board follows the Corporate Governance Rules of The Nasdaq Stock Market on the criteria for director independence. Under these criteria, a director will be deemed independent if such director:

•	is not an employee or member of our management or the management of any of our subsidiaries; and

•	has no relationship with us or our subsidiaries that would interfere with the exercise of independent judgment as a director.

In addition, under these criteria, a director will not be deemed independent if such director:

•	is, or, during the three years preceding the determination date (which period of three years we refer to as the determination period), was employed by our company or any of our subsidiaries, or has a family member who is or was during the determination period an executive officer of our company or any of our subsidiaries;

•	is, or has a family member who is, an executive officer, partner or controlling shareholder of an organization that made payments to or received payments from our company for property or services in the current or any of the past three fiscal years, in an amount which exceeded the greater of $200,000 or 5% of the recipient’s consolidated gross revenues for that year, other than payments solely from investments in our securities or payments under non-discretionary charitable contribution matching programs;

•	received, or has a family member who received, any payment in excess of $120,000 from our company or any of our subsidiaries during any period of twelve consecutive months within the determination period, other than (a) director and board committee fees, (b) compensation to a family member who is a non-executive employee of our company or any of our subsidiaries, (c) benefits under a tax-qualified retirement plan, or (d) non-discretionary compensation;

•	is, or has a family member who is, a current partner of the external auditor of our company or any of our subsidiaries or was a partner or employee with the external auditor of our company or any of our subsidiaries who worked on the audit of our company or any of our subsidiaries at any time during the determination period; or

•	is, or during the determination period was, or has a family member who is, or during the determination period was, employed as an executive officer by a company as to which an executive officer of our company serves, or during the determination period served, as a director and member of the compensation committee of such other company.

Our board of directors has determined that each of Philip J. Holthouse, Brian C. Mulligan and Michael J. Pohl qualifies as an independent director of our company.

Committees of the Board of Directors

Executive Committee

Our board of directors has established an executive committee, whose current members are Mr. Fitzgerald and Mr. Royo. Except as specifically prohibited by the General Corporation Law of the State of Delaware, the executive committee may exercise all the powers and authority of our board in the management of our business and affairs, including the power and authority to authorize the issuance of shares of our capital stock.

Compensation Committee

Our board of directors has also established a compensation committee, whose chairman is Michael J. Pohl and whose other members are Philip J. Holthouse and Brian C. Mulligan. The compensation committee reviews and makes recommendations to our board regarding all forms of compensation provided to our executive officers and directors. In addition, the compensation committee reviews and makes recommendations on bonus and stock compensation arrangements for all of our employees and has sole responsibility for the administration of our incentive plan.

The compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our chief executive officer and our other executive officers. The compensation committee also reviews and approves the compensation of our chief executive officer and certain other officers of our company. For a description of our processes and policies for consideration and determination of executive and director compensation, including the role of our Chief Executive Officer and outside consultants in determining or recommending amounts and/or forms of compensation, see “Executive Compensation — Compensation Discussion and Analysis.”

Our board of directors has adopted a written charter for the compensation committee, which is available on our website at www.ascentmediacorporation.com/Compensation-Committee-Charter.aspx.

Compensation Committee Report

The compensation committee has reviewed and discussed with the company’s management the “Compensation Discussion and Analysis” included under “Executive Compensation” below. Based on such review and discussions, the compensation committee recommended to the company’s board of directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

Submitted by the Members of the Compensation Committee

Philip J. Holthouse
Brian C. Mulligan
Michael J. Pohl

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee is or has been an officer or employee of our company, or has engaged in any related party transaction in which our company was a participant.

Nominating and Corporate Governance Committee

Our board of directors has established a nominating and corporate governance committee, whose chairman is Brian C. Mulligan and whose other members are Philip J. Holthouse and Michael J. Pohl. See “— Director Independence” above.

The nominating and corporate governance committee:

•	develops qualification criteria for selecting candidates to serve as directors of our company;

•	identifies individuals qualified to become directors of our company and makes recommendations to our board with respect thereto;

•	reviews and approves “related person transactions” (as set forth in our corporate governance guidelines); and

•	reviews, and makes recommendations with respect to changes to, our corporate governance guidelines.

The nominating and corporate governance committee will consider candidates for director recommended by any stockholder provided that such nominations are properly submitted. Eligible stockholders wishing to recommend a candidate for nomination as a director should send the recommendation in writing to the Nominating and Corporate Governance Committee, Ascent Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112. Stockholder recommendations must be made in accordance with our bylaws, as discussed under “Stockholder Proposals” below, and must contain the following information:

•	the proposing stockholder’s name and address and documentation indicating the number of shares of our common stock beneficially owned by such person and the holder or holders of record of those shares, together with a statement that the proposing stockholder is recommending a candidate for nomination as a director;

•	the candidate’s name, age, business and residence addresses, principal occupation or employment, business experience, educational background and any other information relevant in light of the factors considered by the nominating and corporate governance committee in making a determination of a candidate’s qualifications, as described below;

•	a statement detailing any relationship, arrangement or understanding that might affect the independence of the candidate as a member of our board;

•	any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such candidate as a director;

•	a representation as to whether the proposing stockholder intends to deliver any proxy materials or otherwise solicit proxies in support of the director nominee;

•	a representation that the proposing stockholder intends to appear in person or by proxy at the annual stockholders meeting at which the person named in such notice is to stand for election; and

•	a signed consent of the candidate to serve as a director, if nominated and elected.

In connection with its evaluation, the nominating and corporate governance committee may request additional information from the proposing stockholder and the candidate. The nominating and corporate governance committee has sole discretion to decide which individuals to recommend for nomination as directors.

To be nominated to serve as a director, a nominee need not meet any specific, minimum criteria; however, the nominating and corporate governance committee believes that nominees for director should possess the highest personal and professional ethics, integrity, values and judgment and should be committed to the long-term interests of our stockholders. When evaluating a potential director nominee, including one recommended by a stockholder, the nominating and corporate governance committee will take into account a number of factors, including, but not limited to, the following:

•	independence from management;

•	education and professional background;

•	judgment, skill, integrity and reputation;

•	industry experience;

•	existing commitments to other businesses as a director, executive or owner;

•	personal conflicts of interest, if any; and

•	the size and composition of the existing board of directors.

When seeking candidates for director, the nominating and corporate governance committee may solicit suggestions from incumbent directors, management, stockholders and others. After conducting an initial evaluation of a prospective nominee, the nominating and corporate governance committee will interview that candidate if it believes the candidate might be suitable to be a director. The nominating and corporate governance committee may also ask the candidate to meet with management. If the nominating and corporate governance committee believes a candidate would be a valuable addition to the board of directors, it may recommend to the full board that candidate’s nomination and election.

Prior to nominating an incumbent director for re-election at an annual meeting of stockholders, the nominating and corporate governance committee will consider the director’s past attendance at, and participation in, meetings of the board of directors and its committees and the director’s formal and informal contributions to the various activities conducted by the board and the board committees of which such individual is a member.

The members of the Nominating and Corporate Governance Committee (with Mr. Pohl abstaining and recusing himself from this discussion) have determined that Mr. Pohl continues to be qualified to serve as a director of the company and have recommended to the board of directors that he be nominated for re-election to serve as the Class I director for a three-year term. Mr. Pohl’s nomination has been approved by the entire board of directors.

Our board of directors has adopted a written charter for the nominating and corporate governance committee and corporate governance guidelines, which are available on our website at www.ascentmediacorporation.com/Nominating-Corporate-Governance-Committee-Charter.aspx and www.ascentmediacorporation.com/Corporate-Governance-Guidelines.aspx, respectively.

Audit Committee

Our board of directors has established an audit committee, whose chairman is Philip J. Holthouse and whose other members are Brian C. Mulligan and Michael J. Pohl. See “— Director Independence” above.

Our board of directors has determined that each of Mr. Holthouse and Mr. Mulligan is an “audit committee financial expert” under applicable SEC rules and regulations. The audit committee reviews and monitors the corporate financial reporting and the internal and external audits of our company. The committee’s functions include, among other things:

•	appointing or replacing our independent auditors;

•	reviewing and approving in advance the scope and the fees of our annual audit and reviewing the results of our audits with our independent auditors;

•	reviewing and approving in advance the scope and the fees of non-audit services of our independent auditors;

•	reviewing compliance with and the adequacy of our existing major accounting and financial reporting policies;

•	reviewing our management’s procedures and policies relating to the adequacy of our internal accounting controls and compliance with applicable laws relating to accounting practices;

•	reviewing compliance with applicable SEC and stock exchange rules regarding audit committees; and

•	preparing a report for our annual proxy statement.

Our board of directors has adopted a written charter for the audit committee, which is available on our website at www.ascentmediacorporation.com/Audit-Committee-Charter.aspx.

Audit Committee Report

Each member of the audit committee is an independent director as determined by the company’s board of directors, based on the listing standards of The Nasdaq Stock Market. Each member of the audit committee also satisfies the SEC’s independence requirements for members of audit committees. Each of Mr. Holthouse and Mr. Mulligan is an “audit committee financial expert” under applicable SEC rules and regulations.

The audit committee reviews the company’s financial reporting process on behalf of its board of directors. Management has primary responsibility for establishing and maintaining adequate internal controls, for preparing financial statements and for the public reporting process. The company’s independent auditor, KPMG LLP, is responsible for expressing opinions on the conformity of the company’s audited consolidated financial statements with U.S. generally accepted accounting principles.

The audit committee has reviewed and discussed with management and KPMG the company’s most recent audited consolidated financial statements. The audit committee has also discussed with KPMG the matters required to be discussed by the Statement on Auditing Standards No. 61, Communications With Audit Committees, as amended and as adopted by the Public Accounting Oversight Board, plus the additional matters required to be discussed by the Statement on Auditing Standards No. 114, The Auditor’s Communication with Those Charged with Governance, as modified or supplemented, including that firm’s judgment about the quality of the company’s accounting principles, as applied in its financial reporting.

KPMG has provided the audit committee with the written disclosures and the letter required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, as modified or supplemented, and the audit committee has discussed with KPMG that firm’s independence from the company and its subsidiaries.

Based on the reviews, discussions and other considerations referred to above, the audit committee recommended to the board of directors of the company that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed on March 31, 2009 with the SEC.

Submitted by the Members of the Audit Committee

Philip J. Holthouse
Brian C. Mulligan
Michael J. Pohl

Other

Our board of directors, by resolution, may from time to time establish other committees of our board of directors, consisting of one or more of our directors. Any committee so established will have the powers delegated to it by resolution of our board of directors, subject to applicable law.

Board Meetings

In 2008, after the date of our spin-off from DHC, there were four meetings of our full board of directors, one meeting of our compensation committee and one meeting of our audit committee.

Director Attendance at Annual Meetings

All of our directors are encouraged to attend each annual meeting of our stockholders.

Stockholder Communication with Directors

Our stockholders may send communications to our board of directors or to individual directors by mail addressed to the Board of Directors or to an individual director c/o Ascent Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112. All such communications from stockholders will be forwarded to our directors on a timely basis.

Executive Sessions

In 2008, after the date of our spin-off from DHC, the independent directors of our company met at one executive session without management participation. Any interested party who has a concern regarding any matter which it wishes to have addressed by our independent directors, as a group, at an upcoming executive session may send its concern in writing addressed to Independent Directors of Ascent Media Corporation, c/o Ascent Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112. The current independent directors of our company are Philip J. Holthouse, Brian C. Mulligan and Michael J. Pohl.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains our compensation program for:

•	William R. Fitzgerald;

•	George C. Platisa;

•	William E. Niles;

•	John A. Orr; and

•	Jose A. Royo.

Mr. Fitzgerald is our principal executive officer; Mr. Platisa is our principal financial officer; and Messrs. Niles, Orr and Royo are executive officers of our company. Currently our company does not have any other executive officers. We sometimes refer to Messrs. Fitzgerald, Platisa, Niles, Orr and Royo in this proxy statement as our named executive officers.

Compensation Practices

Currently, each of our named executive officers is a party to an employment agreement with us or AMG and receives a salary, bonus opportunity, and long-term incentive compensation directly from us and/or AMG. However, during portions of 2008, both Mr. Fitzgerald and Mr. Orr received compensation for their services to us through a services agreement between our company and Liberty Media Corporation (which we refer to as Liberty Media).

Services Agreement

From July 2003 to July 2005, AMG was a wholly owned subsidiary of Liberty Media. In July 2005, Liberty Media contributed the equity of AMG to DHC and distributed 100% of the outstanding shares of DHC to the stockholders of Liberty Media in a spin-off. In connection with the spin-off of DHC, Liberty Media and DHC entered into the services agreement, pursuant to which Liberty Media agreed to make available to DHC the services of certain personnel and DHC agreed to reimburse Liberty Media for an allocable portion of the salary and benefits of such personnel. Pursuant to the services agreement, DHC and Liberty Media reevaluated the allocation of such salaries and benefits on a semi-annual basis and made appropriate adjustments based on discussions with the officers and employees involved and an analysis of the business demands made and expected to be made on such persons for the relevant period by the businesses of DHC and AMG. Such allocations were also discussed with and subject to approval by the compensation committee of DHC’s board of directors.

In September 2008, DHC contributed the equity of AMG to our company, and distributed 100% of our common stock to the stockholders of DHC in a spin-off. Concurrently with the spin-off of our company from DHC, we assumed all rights and obligations of DHC under the services agreement with Liberty Media.

William R. Fitzgerald.  Mr. Fitzgerald has been Chairman of AMG, our principal operating subsidiary, since July 2000. At the time of the spin-off of our company from DHC, Mr. Fitzgerald was appointed chairman and chief executive officer of our company. From the date of the spin-off until November 11, 2008, we compensated Mr. Fitzgerald indirectly through the services agreement with Liberty Media. On November 11, 2008, the compensation committee of our board of directors approved a compensation package (which we refer to as the Fitzgerald Compensation Package) payable to Mr. Fitzgerald in his capacity as our chief executive officer. From November 11, 2008, through February 8, 2009, we compensated Mr. Fitzgerald pursuant to his compensation package.

John A. Orr.  Prior to the spin-off of our company from DHC, Mr. Orr was an employee of Liberty Media and did not provide services to AMG. At the time of the spin-off, Mr. Orr became a senior vice president of our company. From the date of the spin-off until October 15, 2008, Mr. Orr was compensated for his services to us through the services agreement. On October 15, 2008, the compensation committee approved a compensation package (which we refer to as the Orr Compensation Package) payable to Mr. Orr as a senior vice president of our company. From October 15, 2008, through April 12, 2009, we compensated Mr. Orr pursuant to his compensation package.

Employment Agreements

William E. Niles.  On September 1, 2006, in connection with Mr. Niles’ appointment to AMG’s executive committee, AMG entered into a five-year renewable employment agreement with Mr. Niles. Mr. Niles is compensated for his services as an executive officer of our company through his employment agreement with AMG.

George C. Platisa.  On September 1, 2006, in connection with Mr. Platisa’s appointment to AMG’s executive committee, AMG entered into a five-year renewable employment agreement with Mr. Platisa. Mr. Platisa is compensated for his services as an executive officer of our company through his employment agreement with AMG.

Jose A. Royo.  On February 11, 2008, in connection with Mr. Royo’s appointment as President and Chief Executive Officer of AMG, AMG entered into a five-year renewable employment agreement with Mr. Royo. Mr. Royo is compensated for his services as an executive officer of our company through his employment agreement with AMG.

William R. Fitzgerald.  On February 9, 2009, we entered into an employment agreement (which we refer to as the Fitzgerald Employment Agreement) with Mr. Fitzgerald, setting the terms and conditions, including compensation terms, of Mr. Fitzgerald’s employment as our Chairman and Chief Executive Officer. The compensation levels provided for in the Fitzgerald Employment Agreement are substantially the same as the compensation levels under the Fitzgerald Compensation Package.

John A. Orr.  On April 13, 2009, we entered into an employment agreement (which we refer to as the Orr Employment Agreement) with Mr. Orr, setting the terms and conditions, including compensation terms, of Mr. Orr’s employment as our Senior Vice President — Corporate Development. The compensation levels provided for in the Orr Employment Agreement are substantially the same as the compensation levels under the Orr Compensation Package, except for certain severance compensations See “— Potential Payments Upon Termination or Change-in-Control” below.

For descriptions of the compensation arrangements and elements contemplated by our named executive officers’ employment agreements, see “Executive Compensation — Compensation Discussion and Analysis — Elements of 2008 Executive Compensation”, “Executive Compensation — Compensation Discussion and Analysis — Changes to Compensation Programs for 2009”, “Proposals of Our Board — Proposal 2 — The Incentive Plan Proposal” and “Executive Compensation — Potential Payments Upon Termination or Change-in-Control.”

Decision-making Process

The compensation committee of our board of directors reviews and makes recommendations to our board regarding compensation of our executive officers. The compensation packages of Messrs. Fitzgerald and Orr represent terms agreed upon by the compensation committee and each such named executive officer. The compensation packages of Messrs. Niles, Platisa and Royo were established pursuant to contracts negotiated and entered into prior to the spin-off.

Prior to the effective time of the spin-off, AMG was an indirect wholly-owned subsidiary of DHC. Because AMG was a private company, AMG did not have an independent compensation committee. The objectives and principles of AMG’s executive compensation program were established by Mr. Fitzgerald, as Chairman of AMG, and Robert R. Bennett, as President of DHC. In such capacities, Mr. Fitzgerald and Mr. Bennett constituted the compensation committee of AMG. Decisions regarding the executive compensation packages paid to Messrs. Niles, Platisa and Royo were generally made by Mr. Fitzgerald and Mr. Bennett.

In determining appropriate compensation packages for our named executive officers, (i) the compensation committee, in the cases of Messrs. Fitzgerald and Orr and (ii) Messrs. Fitzgerald and Bennett, in the cases of Messrs. Niles, Platisa and Royo, considered:

•	the overall role and contribution of such named executive officers;

•	such named executive officer’s achievement of strategic priorities and operating goals; and

•	the compensation practices of peer entities in our industry.

During 2008, we engaged Mercer as an independent compensation consultant to advise the compensation committee on management compensation matters generally and to make recommendations regarding appropriate compensation practices and programs for our executive officers and directors. In connection with such recommendations, Mercer reviewed our existing policies and programs (including our long-term incentive policies), and compiled compensation data to establish a reference peer group for comparative purposes. See, “— Benchmarking” below. Mercer had previously provided services to AMG in 2007 with respect to a project designed to increase the operational efficiency of AMG’s human resources department.

Objectives

The compensation program for our named executive officers was designed to meet the following objectives that align with and support our strategic business goals:

•	attracting and retaining executive managers with the industry knowledge, skills, experience and talent to help our company attain its strategic objectives and build long-term company value;

•	emphasizing variable performance-based compensation components, which include equity-based compensation, by linking individual compensation with corporate operating metrics as well as individual professional achievements;

•	aligning the interests of management of our company with the interests of our shareholders; and

•	aligning the interests of management of AMG with the interests of our shareholders.

Principles

The following principles are used to guide the design of our executive compensation program and to ensure that the program is consistent with the objectives described above:

•	Competitive Positioning. We believe that our executive compensation program must provide compensation to our named executive officers that is both reasonable in relation to, and competitive with, the compensation paid to similarly situated employees of companies in our industry and companies with which we compete for talent. These companies include major motion picture studios, broadcast and cable programmers, numerous independent creative services providers, technology suppliers and companies in various industries that operate or manage data and communications networks. See “— Benchmarking” below.

•	“Pay for Performance” Philosophy. We believe our compensation program should align the interests of our named executive officers with the interests of our company and our shareholders by strengthening the link between pay and company and individual performance. Variable compensation, including plan-based awards, may represent a significant portion of the total compensation mix for our named executive officers.

Benchmarking

We believe that our executive compensation program should provide compensation to our named executive officers that is both reasonable in relation to, and competitive with, the compensation paid to similarly situated employees of companies in our industry and companies with which we compete for talent. In that connection, our compensation committee considers compensation data relating to other companies as a factor in evaluating existing and proposed compensation arrangements for our named executive officers.

In the third quarter of 2008, the compensation committee engaged Mercer to recommend a peer group of companies that compete with Ascent Media for executive talent. Based on such recommendations and discussions among the committee and between the committee and Mercer, as well as input from management, the compensation committee selected a peer group of 14 publicly traded U.S. companies, similar in size to our company, and with similar business characteristics. The peer companies selected operate in various markets within the technology, media, communications and entertainment industries, and include client-based, business-to-business service providers and operators of global data networks.

2008 Compensation Peer Group

Activision Blizzard	Akamai Technologies
Crown Media Holdings	DreamWorks Animation
Hughes Communications	Liberty Media Corporation
Lions Gate Entertainment	Navarre
Palm	RealNetworks
Schawk	Take-Two Interactive Software
ValueClick	VeriSign

Mercer collected compensation data for the chief executive officer, chief operating officer (or second highest paid executive), chief financial officer, general counsel and fifth highest paid executive officer, for each of the companies in the peer group. Such compensation data included the levels of base salary, target bonus, total cash compensation, long-term incentives and total direct compensation. Based on such comparative data, as well as the general business and industry knowledge and experience of the compensation committee members, the compensation committee believes that the current compensation levels of our named executive officers are both reasonable and competitive. The compensation committee did not establish any specific benchmarking targets in connection with its comparative review.

Elements of 2008 Executive Compensation

For 2008, the principal components of compensation for our named executive officers were:

•	base salary;

•	bonus or non-equity incentive compensation;

•	equity incentive compensation; and

•	limited perquisites and personal benefits.

A summary of each element of the compensation program for our named executive officers is set forth below. We believe that each element complements the others and that together they serve to achieve our compensation objectives.

Base Salary

We provide competitive base salaries to attract and retain high-performing executive talent. We believe that a competitive base salary is an important component of compensation as it provides a degree of financial stability for executives. Base salaries also form the basis for calculating other compensation opportunities for the named executive officers, including, for example, (i) in the case of Mr. Fitzgerald, the metrics for calculating the annual bonus payable to Mr. Fitzgerald, (ii) in the case of Mr. Orr, the metrics for calculating the annual bonus payable to Mr. Orr and the amount of life insurance provided by our company and (iii) in the case of Messrs. Niles, Platisa and Royo, the metrics for the target award of each such named executive officer under AMG’s Management Incentive Plan described below and the amount of life insurance provided by AMG.

The base salary level of each named executive officer is generally determined based on the responsibilities assumed by such officer, his or her experience, overall effectiveness and demonstrated leadership ability, the performance expectations set for such officer, and competitive market factors. Base salaries of the named executive officers represent negotiated amounts and were established under the employment packages and employment agreements, as applicable, entered into with each such officer.

Each of the Fitzgerald Compensation Package and the Orr Compensation Package sets forth the initial percentage of the applicable named executive officer’s base salary allocable to our company under the services agreement, and contemplates that such portion of base salary allocable to our company under the services agreement is subject to review annually for increase in the sole discretion of the compensation committee.

The employment agreement of each of Messrs. Niles, Platisa and Royo sets forth the applicable named executive officer’s base salary for the first term year of such employment agreement. Each such employment agreement provides that, beginning as of the first anniversary of such agreement’s commencement date, such base salary shall be reviewed on an annual basis during the term of such agreement, for increase in the sole discretion of the compensation committee.

Bonus

Each of Messrs. Fitzgerald and Orr received a bonus with respect to services to our company for the period beginning on the date of the spin-off through December 31, 2008, which bonuses were calculated as a percentage of such named executive officer’s base salary, based on the compensation committee’s determination of each of Messrs. Fitzgerald and Orr’s contribution to our company.

Non-Equity Incentive Compensation

MIP.  Pursuant to the terms of their employment agreements, each of Messrs. Niles, Platisa and Royo participates in AMG’s Management Incentive Plan, as amended and restated in January 2007 (which we refer to as the MIP), which provides for annual cash incentive awards based on company and individual performance. Prior to the spin-off, the MIP was administered by a management incentive plan compensation committee designated by DHC. Since the spin-off, the MIP has been administered by the compensation committee with respect to awards granted to any of our named executive officers, and by our board and its designees with respect to other eligible employees. We refer to the applicable committee administering the MIP as the administering committee. Employees of AMG and its controlled affiliates with divisional titles of managing director and higher and corporate staff of AMG with titles of director and higher are eligible to receive awards under the MIP, as determined by the administering committee.

The MIP is a performance-based compensation program designed to focus participants on achieving annual operating performance goals for both the business as a whole and any applicable division or facility for which such participant is responsible, as well as individual professional goals.

For each plan year through 2008, the administering committee assigned each participant a target award equal to a percentage of the participant’s base salary (which we refer to as a Target Award).

Each participant’s target award is allocated 20% to individual performance, based on achievement of individual objectives established by the administering committee for such plan year (which we refer to as Key Performance Indicators). Examples of broad categories of individual objectives include customer care, management and staffing, and customer growth and service expansion. At the end of each plan year, the administering committee evaluates each participant’s individual performance and determines the portion of the individual component of the target award (from 0% to 100%) the participant is eligible to receive for such plan year. We refer to such percentage as the Individual Achievement Percentage.

The remaining 80% of each participant’s target award (which we refer to as the Corporate Performance Component) under the MIP is subject to the achievement, as determined by the administering committee, of certain adjusted economic performance metrics by AMG and/or the relevant division or other operating unit of AMG. In the case of corporate staff, including Messrs. Niles, Platisa and Royo, the Corporate Performance Component of their awards is based on AMG achieving certain levels of Adjusted Revenue, Adjusted EBITDA and Adjusted Free Cash Flow, in each case as determined by the administering committee for purposes of the plan. We refer to each of the three levels as an Economic Performance Goal. The Economic Performance Goals are weighted as follows to determine the Corporate Performance Component:

Economic	Component
Performance Goal	Weight

Adjusted Revenue	20%
Adjusted EBITDA	40%
Adjusted Free Cash Flow	40%

In establishing Economic Performance Goals under the MIP, the administering committee takes into account various factors, including AMG’s operating budget for the relevant period for financial planning purposes, the business risks relating to such operating budget, and the compensatory purposes of the MIP. The administering committee may modify Economic Performance Goals from time to time to reflect changes in AMG’s business, as well as industry and economic conditions. Any modification to Economic Performance Goals must be approved by the administering committee, which has discretion to approve such modifications under the plan. Such modifications may be positive or negative. During 2008, the administering committee approved modifications to the Economic Performance Goals for such year to reflect, among other things: (i) the effects of the Writers Guild strike on the market for AMG’s services relating to entertainment television programming, (ii) certain costs incurred by AMG in connection with the spin-off of our company, and (iii) certain discontinued and/or divested operations of AMG. The Economic Performance Goals in the table below reflect the cumulative effects of such modifications, all of which were approved by the administering committee.

To calculate the amount of any awards payable under the MIP, at the end of the plan year, the final Economic Performance Goals are compared to AMG’s adjusted operating results, and the resulting percentage (which we refer to as an Economic Performance Goal Achievement Percentage) is then used to determine the portion of the component weight of each Economic Performance Goal (which we refer to as the Percentage of Component Weight) that will be used to determine the percentage of the Corporate Performance Component (which we refer to as the Corporate Performance Component Percentage) earned by each participant, as follows:

Economic
Performance Goal	Percentage of
Achievement	Component
Percentage	Weight

> 100%	> 100% and up to 150%
100%	100%
99.5% to 95%	95% to 50%
< 95%	0%

Adjustments to actual operating results under the MIP are intended to reflect factors not taken into account in establishing or revising the Economic Performance Goals that are believed to have affected actual operating results, such that reliance on actual operating results to calculate Economic Performance Goal Achievement Percentages would cause such percentages not to be indicative of AMG’s operational performance in the relevant period. Any such adjustments must be approved by the administering committee, which has discretion to approve such adjustments under the plan. Such adjustments may be positive or negative. For 2008, the administering committee approved adjustments which, in the aggregate on a net basis, decreased Adjusted Revenue by $3.0 million (0.4%), decreased Adjusted EBITDA by $1.6 million (2.7%) and increased Adjusted Free Cash Flow by $923,000 (5.7%). Such adjustments reflected numerous factors that the administering committee deemed appropriate in light of the purposes of the plan, including, among other factors, capital expenditures paid in 2008 relating to revenue anticipated to be generated in 2009 and certain foreign currency exchange effects.

No award payments will be made under the MIP for any year in which AMG is not deemed to have achieved at least 90% of Adjusted EBITDA for purposes of the MIP for such plan year, after giving effect to any adjustments authorized by the administering committee as contemplated above. We refer to that overall threshold for payments under the MIP as the Benchmark. In the year ended December 31, 2008, the administering committee determined that AMG achieved the Benchmark for purposes of the MIP.

The following table sets forth, for 2008, the calculation of the Corporate Performance Component Percentage for each of Messrs. Niles, Platisa and Royo (in each case, 72.7%), the elements of which calculation are described above.

			Economic			Corporate
	2008 Economic	2008 Adjusted	Performance Goal	Percentage of		Performance
	Performance	Economic	Achievement	Component	Component	Component
	Goal*	Performance*	Percentage	Weight	Weight	Percentage

Adjusted Revenue	$674,297	$681,824	101.1%	102.3%	20%	20.46%
Adjusted EBITDA	$63,828	$58,586	91.8%	0%	40%	0%
Adjusted Free Cash Flow	$13,801	$17,172	124.4%	130.5%	40%	52.20%
Total						72.7%

*	In thousands.

The following table sets forth, for each of Messrs. Niles, Platisa and Royo, such named executive officer’s salary, Target Award, Individual Achievement Percentage, Corporate Performance Component Percentage, total award percentage (which amount represents the named executive officer’s Target Award times the sum of (i) 0.2 times such named executive officer’s Individual Achievement Percentage and (ii) 0.8 times such named executive officer’s Corporate Performance Component Percentage) and total amount payable pursuant to the MIP, in each case, for the year ending December 31, 2008.

			Individual	Economic
			Achievement	Achievement	Total Award
Name	Salary	Target Award	Percentage	Percentage	Percentage	MIP Award

William E. Niles	$488,842	50%	90%	72.7%	38.1%	$186,063
George C. Platisa	$490,323	50%	75%	72.7%	36.6%	$179,272
Jose A. Royo	$563,846	50%	90%	72.7%	38.1%	$214,611

For 2008, Mr. Niles’ Individual Achievement Percentage was based on the administering committee’s determination of Mr. Niles’ achievement of the following Key Performance Indicators:

•	Driving our company’s key operating initiatives, including developing an honest and efficient corporate culture, developing effective employee communication and reporting strategies, building employee morale and defining, supporting and executing strategic opportunities; and

•	Providing and ensuring provision of high-level legal support for all aspects of our business, including with respect to our acquisition and disposition transactions.

For 2008, Mr. Platisa’s Individual Achievement Percentage was based on the administering committee’s determination of Mr. Platisa’s achievement of the following Key Performance Indicators:

•	Providing leadership and driving our company’s key operating initiatives, including developing and implementing financial and operating metrics reporting, negotiating employment arrangements with certain personnel and driving consummation of certain business divestitures;

•	Assessing financial markets and exploring the feasibility of entering into a senior credit facility; and

•	Identifying and implementing financial initiatives and goals in connection with our spin-off, including the development of regulatory and reporting compliance programs.

For 2008, Mr. Royo’s Individual Achievement Percentage was based on the administering committee’s determination of Mr. Royo’s achievement of the following Key Performance Indicators:

•	Providing leadership and driving key operating committee initiatives, including developing a well articulated and understood strategic vision, and achieving the operating and financial goals established for our company;

•	Managing and overseeing our spin-off, and establishing and implementing corporate governance programs appropriate for operations as an independent public company;

•	Evaluating and overseeing acquisition and disposition transactions; and

•	Driving the development of AMG’s strategic plan, operating plan and financial model, and developing AMG’s organizational structure and management.

Awards are payable, to the extent earned, no later than 2 1/2 months following the end of the applicable plan year. Participants must be employed by AMG through the payment date to be eligible to receive awards. Awards and other plan terms are subject to adjustment under certain circumstances as determined by the administering committee in accordance with the MIP.

In March 2009, AMG determined not to implement the MIP for the 2009 plan year. We expect that any cash bonus paid to our executive officers for their 2009 performance will be determined in the discretion of the compensation committee. We currently anticipate that AMG will reinstate the MIP for the 2010 plan year.

LTIP.  Each of Messrs. Niles, Platisa and Royo participates in AMG’s 2006 Long-Term Incentive Plan, as amended and restated as of September 9, 2008 (which we refer to as the LTIP), which provides for the grant by AMG of awards which we refer to as phantom appreciation rights or PARs to key employees of AMG. Subject to vesting in accordance with the LTIP, each PAR measures the increase, if any, in the Value (as defined below) of a phantom unit under the LTIP from the grant date to the date of exercise, in each case as defined in accordance with the LTIP. The LTIP is administered by a committee, which has authority to determine eligibility under the LTIP, to grant PARs to eligible personnel thereunder, to interpret the LTIP for all purposes, including the authority to make the calculations required by the LTIP in accordance with the terms thereof, and to make any adjustments provided for under the LTIP (including, as discussed below, certain adjustments to PAR Values), subject, in certain cases, to the approval of our compensation committee. Prior to the spin-off, the members of such committee were designated by DHC. The current members of the LTIP committee are Mr. Fitzgerald and Mr. Pohl.

Pursuant to the LTIP, the Value of a phantom unit under the LTIP as of any valuation date is equal to the sum of (i) 6% of cumulative free cash flow (as defined in the LTIP) over a period of up to six years, divided by 500,000 (which we refer to as the Free Cash Flow Component) plus (ii) the calculated value of AMG, based on a formula set forth in the LTIP, divided by 10,000,000 (which we refer to as the Company Value Component). A maximum of 500,000 PARs may be granted under the LTIP. PARs that are exercised and paid, and PARs that are forfeited or canceled or otherwise not paid, are available for re-grant under the Plan. As of March 31, 2009, an aggregate of 378,500 PARs have been granted and are outstanding under the LTIP.

Under the LTIP, cumulative free cash flow is defined as the aggregate free cash flow, as of any valuation date, for all calendar years beginning on or after January 1, 2006 and ending on or before the applicable valuation date. Under the LTIP, free cash flow is defined as, for any calendar year:

•	the aggregate EBITDA of AMG;

•	less the sum of the capital expenditures of AMG for such year;

•	plus the aggregate cash amount actually expended by AMG for such year for prepayment of taxes other than federal or state income taxes;

•	plus the portion of any debt service payments allocable to interest on any outstanding debt of AMG for such year.

The LTIP defines the value of AMG for the purpose of calculating the Company Value Component as the sum of:

•	7.5 times the aggregate EBITDA of AMG for the calendar year last ended, excluding for this purpose EBITDA under certain long-term networks services contracts (which we refer to as the Value EBITDA Component); plus

•	the present value of the free cash flow projected to be generated over the life of such long-term networks services contracts, using a 10% discount rate (which we refer to as the Value FCF Component); minus the sum of any indebtedness of AMG, the liquidation value of any preferred equity interests, and the aggregate amount of AMG’s obligations under the then outstanding vested PARs, and any amounts that are or may become payable under certain deferred compensation arrangements entered into by AMG or subsidiaries of AMG (which we refer to as the Value Additional Adjustments Component);

calculated in each case as provided under the LTIP. Such value is calculated on a periodic basis pursuant to the terms of the LTIP.

On September 4, 2008, we consummated the sale of 100% of the outstanding ownership interests in Ascent Media CANS, LLC (dba AccentHealth) (which we refer to as AccentHealth), a Delaware limited liability company and prior to such sale a wholly-owned subsidiary of our company, to AccentHealth Holdings LLC, an unaffiliated third party, for approximately $120 million in cash. Prior to the sale of AccentHealth, the value and free cash flow of AccentHealth were included in determining the Value of a phantom unit under the LTIP. Effective September 9, 2008, the LTIP was amended to reflect the sale of AccentHealth. As a result of this amendment (which we refer to as the LTIP Amendment), AMG will distribute to grantees who held PARs at the date of sale certain amounts (which we refer to as AH Distributions) relating to AccentHealth and representing the increase in Value of a phantom unit under the LTIP attributable to the increase in the value of AccentHealth and the cumulative cash flow of AccentHealth from adoption of the LTIP through the date of the sale. The AH Distributions commenced in February 2009 and will be made, with respect to Messrs. Niles, Platisa and Royo, as follows:

Name	February 2009	August 2009	February 2010	August 2010	February 2011	Total

William E. Niles	$418,000	$83,600	—	—	—	$501,600
George C. Platisa	$418,000	$83,600	—	—	—	$501,600
Jose A. Royo	$295,398	$74,550	$25,783	$25,783	$25,783	$447,297

Following the date of the LTIP Amendment, the Value of phantom units under the LTIP no longer includes the value and free cash flow of AccentHealth, and the grant date Value of outstanding PARs was adjusted to reflect the exclusion, as described below.

As of December 31, 2008, (i) Messrs. Niles, Platisa and Royo had received grants, made as of August 3, 2006, of 60,000 PARs, 60,000 PARs and 35,000 PARs, respectively (which we refer to as the August 2006 Grants) and (ii) Mr. Royo had received an additional grant, made as of February 11, 2008, of 35,000 PARs (which we refer to as the February 2008 Grant), in each case subject to vesting as described below. The initial Value of the PARs granted pursuant to the August 2006 Grants was $50.50 as of the date of such grants, and was adjusted downward to $45.25 pursuant to the LTIP Amendment. The initial Value of the PARs granted pursuant to the February 2008 Grant was $49.91 as of the date of such grant, and was adjusted downward to $40.72 pursuant to the LTIP Amendment.

The amount, if any, by which the Value of a phantom unit on the exercise date of a PAR exceeds the grant date Value of a phantom unit is referred to under the LTIP as the “PAR Value” of such PAR. Subject to the foregoing description of the AH Distributions, as of December 31, 2008, all PARs granted prior to such date had a PAR Value of zero (if exercised on such date) because the Value of each such PAR was less than the grant date Value of such PAR.

Awards under the LTIP (including the right to receive AH Distributions) are subject to vesting. Unless otherwise determined by the committee in connection with any grant, and set forth in the applicable grant agreement, each award under the LTIP will vest in 12 equal quarterly installments over the 36-month period following the Grant Date, so long as the grantee remains continuously employed by the Company on a full-time basis. A grantee who dies or becomes disabled while employed will be 100% vested in his or her PARs as of the date of death or disability.

Upon the termination of employment of a grantee, for any reason other than a termination for Cause as defined in the LTIP, such grantee will be deemed to exercise all of his or her vested PARs on the grantee’s termination date, based on the PAR Value as of the valuation date last preceding or on the date of termination, and all unvested PARs will be terminated. All PARs, whether vested or unvested, will automatically terminate unexercised upon any termination of employment of the grantee for Cause. All vested PARs then outstanding will be automatically exercised upon a change of control (as defined in the LTIP) or, if no change of control has then occurred, on

March 31, 2012, which is referred to under the LTIP as the Payment Date. Pursuant to the LTIP, PARs may not be exercised in any other manner except as described above.

Following the exercise of vested PARs, if the PAR Value of such vested PARs is greater than zero, the grantee shall be entitled to receive consideration in the amount of such PAR Value, including interest (in the event of an exercise upon a change of control) from the date of exercise to the date of payment at the rate of three month LIBOR as published in the Wall Street Journal. Such consideration shall be payable at the earlier of the Payment Date and six months after the grantee’s separation from service (as defined in the LTIP). Any such consideration and all AH Distributions shall be payable in cash or, at the discretion of the committee, in shares of any publicly-traded class or series of common stock of AMG (if AMG is at such time a publicly-traded corporation) or of any corporate affiliate of AMG designated by the committee.

Equity Incentive Compensation

Consistent with our compensation philosophy, we seek to align the interests of our named executive officers with those of stockholders by awarding equity-based incentive compensation, ensuring that our executives have a continuing stake in the long-term success of our company and our subsidiaries.

In the year ended December 31, 2008, we made the following equity incentive awards, in each case under the Incentive Plan:

•	On November 13, 2008, Mr. Fitzgerald received grants of (i) options to purchase 347,059 shares of our Series A common stock at an exercise price of $21.81 (which was the closing market price on the grant date) and (ii) 91,701 restricted shares of our Series A common stock; and

•	On October 15, 2008, Mr. Orr received grants of (i) options to purchase 121,799 shares of our Series A common stock at an exercise price of $23.16 (which was the closing market price on the grant date) and (ii) 34,542 restricted shares of our Series A common stock.

The options vest quarterly over the five-year period beginning on the date of the spin-off and have a term of ten years from the date of the spin-off, subject to certain specified early termination events. The restricted stock grants vest quarterly over a four-year period from the date of the spin-off.

Perquisites and Personal Benefits

In the year ended December 31, 2008, the limited perquisites and personal benefits provided to our named executive officers consisted of:

•	in the case of Messrs. Fitzgerald and Orr, health and other benefits paid by Liberty Media and reimbursed by our company pursuant to the services agreement;

•	in the case of Messrs. Niles and Platisa, matching contributions made by AMG to each such named executive officer’s 401(k) account and term life insurance premiums paid by AMG; and

•	in the case of Mr. Royo, term life insurance premiums paid by AMG.

Relocation Assistance and Related Tax Gross-Up

Consistent with our objective to attract and retain a high-performing executive management team, we may recruit candidates from throughout the U.S. to fill executive level openings and will reimburse the newly hired executive for relocation costs. To the extent such reimbursement is taxable to the recipient, we may also provide a cash payment to the recipient to offset the tax payable on such reimbursement, in whole or in part, taking into account the tax payable by the recipient on such tax gross-up as well.

Changes to Compensation Programs for 2009

Fitzgerald Employment Agreement

On February 9, 2009, we entered into the Fitzgerald Employment Agreement with Mr. Fitzgerald, setting the terms and conditions, including compensation terms, of Mr. Fitzgerald’s employment as chairman of our board of directors and our chief executive officer, the terms of which employment agreement supersede the terms of the Fitzgerald Compensation Package.

Term.  The initial term of the Fitzgerald Employment Agreement is five years, commencing effective as of the date of the spin-off from DHC.

Base Salary.  Under the Fitzgerald Employment Agreement, Mr. Fitzgerald’s annual base salary is $426,000, subject to annual review and increase in the sole discretion of the compensation committee.

Bonus.  Under the Fitzgerald Employment Agreement, Mr. Fitzgerald is eligible to receive an annual bonus ranging from 75% to 150% of Mr. Fitzgerald’s base salary. Mr. Fitzgerald’s entitlement to receive any bonus, and the actual amount thereof, will be determined by the compensation committee in its sole discretion based upon Mr. Fitzgerald’s achievement of certain performance criteria.

Incentive Awards.  The Fitzgerald Employment Agreement references the option and restricted stock grants to Mr. Fitzgerald described under “Executive Compensation — Compensation Discussion and Analysis — Elements of 2008 Executive Compensation — Equity Incentive Compensation.”

Gross-Up.  Under the Fitzgerald Employment Agreement, if any payment or distribution in the nature of compensation (as defined in Section 280G(b)(2) of the Code) to or for the benefit of Mr. Fitzgerald would be subject to excise tax imposed by Section 4999 of the Code, Mr. Fitzgerald will be entitled to receive a gross-up payment.

Termination of Employment.  For amounts payable to Mr. Fitzgerald under the Fitzgerald Employment Agreement upon termination of Mr. Fitzgerald’s employment, see “Executive Compensation — Potential Payments Upon Termination or Change-in-Control.”

Orr Employment Agreement

On April 13, 2009, we entered into the Orr Employment Agreement with Mr. Orr, setting the terms and conditions, including compensation terms, of Mr. Orr’s employment as Senior Vice President of Corporate Development of our company, the terms of which employment agreement supersede the terms of the Orr Compensation Package.

Term.  The initial term of the Orr Employment Agreement is five years, commencing effective as of the date of the spin-off from DHC.

Base Salary.  Under the Orr Employment Agreement, Mr. Orr’s annual base salary is $325,000, subject to annual review and increase in the sole discretion of the compensation committee.

Bonus.  Under the Orr Employment Agreement, Mr. Orr is eligible to receive an annual bonus ranging from 50% to 75% of Mr. Orr’s base salary. Mr. Orr’s entitlement to receive any bonus, and the actual amount thereof, will be determined by the compensation committee in its sole discretion based upon Mr. Orr’s achievement of certain performance criteria.

Incentive Awards.  The Orr Employment Agreement references the option and restricted stock grants to Mr. Orr described under “Executive Compensation — Compensation Discussion and Analysis — Elements of 2008 Executive Compensation — Equity Incentive Compensation.”

Termination of Employment.  For amounts payable to Mr. Orr under the Orr Employment Agreement upon termination of Mr. Orr’s employment, see “Executive Compensation — Potential Payments Upon Termination or Change-in-Control.”

Additional Equity Incentive Grants

On January 16, 2009, under the Incentive Plan, each of Messrs. Niles and Platisa received a grant of options to purchase 27,640 shares of our Series A common stock and Mr. Royo received a grant of options to purchase 41,460 shares of our Series A common stock at an exercise price of $25.09 (which was the closing market price on the grant date). The options vest quarterly over a four-year period and have a term of ten years, subject to certain specified early termination events.

Summary Compensation Table

The following table sets forth information regarding the compensation paid to our named executive officers during the years ended December 31, 2008, 2007 and 2006 for services to Ascent Media and its subsidiaries. Such compensation includes amounts paid:

•	following the date of the spin-off, by us directly;

•	following the date of the spin-off, to Mr. Fitzgerald and Mr. Orr by Liberty Media, to the extent allocated to services provided by Mr. Fitzgerald and Mr. Orr, respectively, to our company and our subsidiaries, including AMG, under the services agreement with Liberty Media;

•	prior to the date of the spin-off, to Mr. Fitzgerald by Liberty Media, to the extent allocated to services provided by Mr. Fitzgerald to DHC and its subsidiaries, including AMG, under the services agreement with Liberty Media; and

•	to Messrs. Niles, Platisa and Royo, by AMG.

The compensation set forth below does not necessarily reflect the compensation to be paid by our company to our named executive officers in the future.

							Non-Equity
							Incentive		All
					Stock	Option	Plan		Other
Name	Year	Salary		Bonus	Awards(1)	Awards(1)	Compensation(2)		Compensation		Total

William R. Fitzgerald(3)	2008	$415,188		$59,108	$68,376	$129,569	—		$30,707	(4)	$702,948]
	2007	$332,500		—	—	—	—		$49,875	(5)	$382,375
	2006	$332,500		—	—	—	—		$49,875	(5)	$382,375
William E. Niles	2008	$488,842		—	—	—	$687,663	(6)(7)	$8,501	(8)(9)	$1,185,006
	2007	$440,000		—	—	—	$143,320	(6)	$7,948	(8)(9)	$591,268
	2006	$421,731		$103,750	—	—	—		$8,198	(8)(9)	$533,679
John A. Orr(10)	2008	$83,389		$54,844	$42,986	$76,965	—		$11,119	(4)	$269,303
	2007	—		—	—	—	—		—		—
	2006	—		—	—	—	—		—		—
George C. Platisa	2008	$490,323		—	—	—	$680,872	(6)(7)	$9,951	(8)(9)	$1,181,146
	2007	$475,000		—	—	—	$147,595	(6)	$9,484	(8)(9)	$632,079
	2006	$472,081		$117,875	—	—	—		$9,284	(8)(9)	$599,240
Jose A. Royo(11)	2008	$563,846		—	—	—	$661,908	(6)(7)	$1,377	(9)	$1,227,131
	2007	$337,731	(12)	—	—	—	$77,006	(6)	$372	(9)	$415,109
	2006	$265,000		$39,750	—	—			$306	(9)	$305,056

(1)	The dollar amounts recognized for financial statement reporting purposes have been calculated in accordance with FAS 123R. For a description of the assumptions applied in these calculations, see Note 11 to our consolidated financial statements for the year ended December 31, 2008 (which are included in our Annual Report on Form 10-K as filed with the SEC on March 31, 2009).

(2)	Amounts granted pursuant to the LTIP (which include PARs and the AH Distributions) represent Non-Equity Incentive Plan Compensation. Because the Value of each PAR granted to our named executive officers does not exceed the initial Value of such PARs, as of December 31, 2008, the PAR Value of each such PAR, as of December 31, 2008, is zero. Accordingly, no amounts are recorded in the Summary Compensation Table reflecting the value of any outstanding PARs held by our named executive officers. The full amounts of the AH Distributions (including future payments) are recorded in the Summary Compensation Table.

(3)	Amounts set forth include amounts paid by our company and DHC to Liberty Media pursuant to the services agreement as portions of Mr. Fitzgerald’s salary and benefits allocable to Mr. Fitzgerald’s work for and on behalf of our company and AMG.

(4)	Represents amounts paid by Liberty Media, and reimbursed by our company pursuant to the services agreement, for health and other benefits.

(5)	Represents amounts paid by Liberty Media, and reimbursed by DHC pursuant to the services agreement, for health and other benefits.

(6)	Includes, as applicable, the following amounts paid pursuant to the MIP:

Name	MIP Payment

William E. Niles
2008	$186,063
2007	$143,320
George C. Platisa
2008	$179,272
2007	$147,595
Jose A. Royo
2008	$214,611
2007	$77,006

(7)	Includes, as applicable, the following amounts paid, and to be paid, as AH Distributions:

Name	AH Distributions

William E. Niles	$501,600
George C. Platisa	$501,600
Jose A. Royo	$447,297

(8)	Includes, as applicable, the following matching contributions to the applicable named executive officer’s 401(k) account paid by AMG:

401(k)
Name	Contribution

William E. Niles
2008	$7,750
2007	$7,500
2006	$7,750
George C. Platisa
2008	$9,200
2007	$9,000
2006	$8,800

(9)	Includes, as applicable, the following term life insurance premiums paid by AMG:

Life
Insurance
Name	Premium

William E. Niles
2008	$751
2007	$448
2006	$448
George C. Platisa
2008	$751
2007	$484
2006	$484
Jose A. Royo
2008	$1,377
2007	$372
2006	$306

(10)	Represents amount paid to Mr. Orr for services to our company since the date of the spin-off.

(11)	Mr. Royo was appointed President and Chief Executive Officer of AMG in February 2008.

(12)	Includes $10,231 paid to retroactively increase Mr. Royo’s salary for the year ended December 31, 2006.

Grants of Plan-Based Awards

The following table contains information regarding plan-based incentive awards granted during the year ended December 31, 2008.

										All
									All	Other
									Other	Option		Grant
									Stock	Awards:	Exercise	Date
			Estimated Future Payouts Under						Awards:	Number of	or Base	Fair
			Non-Equity Incentive Plan Awards						Number of	Securities	Price of	Value of
			Committee					Number	Shares of	Underlying	Option	Stock and
	Grant		Approval		Threshold	Target	Maximum	of PARs	Stock or	Options	Awards	Option
Name	Date		Date		($)(1)	($)(2)	($)(1)	(#)(3)	Units (#)	(#)	($)	Awards ($)

William R. Fitzgerald	11/13/08		—		—	—	—	—	—	347,059	21.81	3,789,884
	11/13/08		—		—	—	—	—	91,701	—	—	1,999,999
William E. Niles	1/9/07	(4)	12/29/06	(4)	—	0	—	60,000	—	—	—	—
John A. Orr	10/15/08		—		—	—	—	—	—	121,799	23.16	1,432,356
	10/15/08		—		—	—	—	—	34,542	—	—	799,993
George C. Platisa	1/2/07	(4)	12/29/06	(4)	—	0	—	60,000	—	—	—	—
Jose A. Royo	1/2/07	(4)	12/29/06	(4)	—	0	—	35,000
	2/11/08	(5)	2/11/08	(5)	—	0	—	35,000	—	—	—	—

(1)	The PAR Value, representing the value of a single PAR, is equal to the positive amount (if any) of (a) the sum of (i) 6% of cumulative free cash flow (as defined in the LTIP) over a period of up to six years, divided by 500,000 plus (ii) the calculated value of AMG, based on a formula set forth in the LTIP, divided by 10,000,000 over (b) a baseline value determined at the time of the applicable grant. The Par Value is calculated on a periodic basis pursuant to the terms of the LTIP. Accordingly, the Par Value cannot have a minimum or maximum value. See “Executive Compensation- Compensation Discussion and Analysis- Elements of 2008 Executive Compensation- Equity Incentive Compensation.”

(2)	Because the Value of each PAR granted to our named executive officers does not exceed the initial Value of such PARs the PAR Value was zero as of December 31, 2008. Accordingly, no amounts are recorded in the Grants of Plan-Based Awards Table with respect to any PARs granted to our named executive officers prior to such date.

(3)	As of the record date, our named executive officers have been granted an aggregate of 190,000 PARs, or 38% of the aggregate number of PARs available for grant under the LTIP.

(4)	By written consent dated December 29, 2006, the committee appointed by DHC to administer the LTIP approved the grants of the PARs reflected in the Grants of Plan-Based Awards table, which approval was subject to the delivery by the applicable grantee of an executed PAR Grant Agreement. The Grant Date reflects the execution and delivery date of such PAR Grant Agreement. Additionally, while each of the applicable grantees were granted their respective PARs in the first quarter of 2007, each such grantee was credited with vested PARs as if the PARs had begun to vest on August 3, 2006. The PARs vest quarterly over a three year period. On September 9, 2008, pursuant to the LTIP Amendment, the initial Value of such PARs was adjusted downward to reflect the sale of AccentHealth and holders of PARs became entitled to receive the AH Distributions.

(5)	On September 9, 2008, pursuant to the LTIP Amendment, the initial Value of such PARs was adjusted downward to reflect the sale of AccentHealth.

Outstanding Equity Awards at Fiscal Year-End

The following table contains information regarding unexercised options to acquire shares of our common stock, and unvested restricted stock awards, which were outstanding as of December 31, 2008 and held by any of our named executive officers.

						Stock Awards
	Option Awards					Number of		Market
	Number of	Number of				Shares or		Value of
	Securities	Securities				Units of		Shares
	Underlying	Underlying				Stock That		or Units of
	Unexercised	Unexercised		Option	Option	Have		Stock That
	Options-	Options-		Exercise	Expiration	not		Have not
Name	Exercisable	Unexercisable		Price ($)	Date	Vested (#)		Vested ($)

William R. Fitzgerald
Option Awards
Series A	21,691	325,368	(1)	21.81	9/17/18	—		—
Stock Awards
Series A	—	—		—	—	85,970	(2)	1,877,585
John A. Orr
Option Awards
Series A	7,612	114,187	(1)	23.16	9/17/18	—		—
Stock Awards
Series A	—	—		—	—	32,383	(2)	707,245

(1)	Vests quarterly over five years from September 17, 2008.

(2)	Vests quarterly over four years from September 17, 2008.

Option Exercises and Stock Vested

No options to purchase shares of our common stock were exercised by our named executive officers during the year ended December 31, 2008.

The following table sets forth information regarding the vesting of restricted stock held by our named executive officers, in each case, during the year ended December 31, 2008.

	Stock Awards
	Number of Shares	Value Realized on
	Acquired on Vesting	Vesting
Name	(#)(1)	($)

William R. Fitzgerald
Series A	5,731	114,563
John A. Orr
Series A	2,159	43,158

(1)	Includes shares withheld in payment of withholding taxes at election of holder.

Potential Payments Upon Termination or Change-in-Control

Each of the employment agreements of our named executive officers provides for certain severance payments in the event of the termination of the employment of the applicable named executive officer, with adjustments to be made to such severance payments if such named executive officer’s employment is terminated concurrently with or following a change of control of our company.

Change of Control

Under each of the employment agreements of Messrs. Fitzgerald and Orr, a change of control of our company will be deemed to have occurred if any of the following occurs:

(i) any person or group (other than Mr. Malone and certain affiliates, each of whom we refer to as an Ascent Permitted Holder) acquires, together with stock already held by such person or group, more than 50% of the total fair market value or more than 50% of the total voting power of the stock of our company;

(ii) any person or group (other than an Ascent Permitted Holder) acquires, in a single transaction or in multiple transactions during a 12-month period, assets of our company having a gross fair market value of 40% or more of the total gross fair market value of all of our company’s assets immediately prior to such acquisition or acquisitions;

(iii) any person or group (other than an Ascent Permitted Holder) acquires, in a single transaction or in multiple transactions during a 12-month period, 30% or more of the total voting power of the stock of our company; or

(iv) a majority of our company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the board of directors before the date of appointment or election.

Under each of the employment agreements of Messrs. Royo, Niles and Platisa, a change of control of AMG will be deemed to have occurred if any person or group (other than one or more of DHC, a parent entity of AMG, Mr. Malone and certain affiliates of each, each of whom we refer to as an AMG Permitted Holder):

(i) acquires, directly or indirectly, all or substantially all of the assets of AMG; or

(ii) becomes the beneficial owner of more than 50% of the aggregate voting power of AMG’s outstanding voting securities, and such person or group beneficially owns a greater percentage of such aggregate voting power than owned in the aggregate by the AMG Permitted Holders, subject to certain exceptions.

Termination for Cause

If our company (in the case of Messrs. Fitzgerald and Orr) or AMG (in the case of Messrs. Niles, Platisa and Royo) terminates any named executive officer’s employment for “Cause,” our company or AMG, as applicable, will have no further liability or obligations under the applicable agreement to such named executive officer other than accrued but unpaid base salary, vacation days and expenses. “Cause” is defined in each employment agreement to include: breaches of material obligations under the applicable employment agreement; continued failure to perform the applicable named executive officer’s duties; material violations of company policies or applicable laws and regulations; fraud, dishonesty or misrepresentation; gross negligence in the performance of duties; conviction of a felony or crime of moral turpitude; and other misconduct that is materially injurious to our financial condition or business reputation.

Termination Without Cause

If our company terminates the employment of Mr. Fitzgerald or Mr. Orr, our company becomes obligated to pay the applicable named executive officer:

(i) accrued but unpaid base salary and vacation time;

(ii) a severance payment equal to:

•	if termination occurs prior to a change of control, as defined in the employment agreement, the product of 2 (in the case of Mr. Fitzgerald) or 1 (in the case of Mr. Orr) times the sum of (A) the named executive officer’s base salary (B) plus the named executive officer’s minimum target bonus (equal to 75%, in the case of Mr. Fitzgerald, or 50%, in the case of Mr. Orr, of the named executive officer’s base salary); or

•	if termination occurs concurrently with or following such a change of control, the product of 2.5 (in the case of Mr. Fitzgerald) or 1.5 (in the case of Mr. Orr) times the sum of (A) the named executive officer’s base salary (B) plus the named executive officer’s minimum target bonus (equal to 75%, in the case of Mr. Fitzgerald, or 50%, in the case of Mr. Orr, of the named executive officer’s base salary);

(iii) accrued but unpaid bonus for the calendar year prior to the year in which the termination occurs; and

(iv) incurred but unpaid expenses.

If AMG terminates the employment of Mr. Royo, Mr. Niles or Mr. Platisa, AMG becomes obligated to pay the applicable named executive officer:

(i) accrued but unpaid base salary and vacation time;

(ii) a severance payment equal to:

•	if termination occurs prior to a change of control, as defined in the employment agreement, the named executive officer’s base salary times 2.0; or

•	if termination occurs concurrently with or following such a change of control, the product of 2.5 times the sum of (A) the named executive officer’s base salary and (B) an amount equal to the named executive officer’s average bonus award under the MIP for the preceding two years (or, if greater, 60% of the named executive officer’s target award under the MIP for the year of termination), in each case calculated as a percentage of base salary and applied to the named executive officer’s then current base salary;

(iii) in lieu of any award payable under the MIP with respect to the applicable year of termination:

•	if termination occurs prior to a change of control, as defined in the employment agreement, and (i) on a date that is on or prior to June 30 of the calendar year in which the termination occurs, an amount equal to the product of the named executive officer’s base salary for the year of termination multiplied by the named executive officer’s average bonus award under the MIP for the preceding two years, calculated as a percentage of base salary and applied to the named executive officer’s then current base salary (or, if greater, 60% of the named executive officer’s target award under the MIP for the year of termination), in each case calculated as a percentage of base salary, or (ii) on a date that is after June 30 of such calendar year, the greater of the amount determined in item (i) above or an amount equal to the named executive officer’s actual bonus award under the MIP for the applicable year, in each case prorated to the date of termination; or

•	if termination occurs concurrently with or following such change of control, an amount equal to the named executive officer’s average bonus award under the MIP for the preceding two years (or, if greater, 60% of the named executive officer’s target award under the MIP for the year of termination), in each case calculated as a percentage of base salary and applied to the named executive officer’s then current base salary, prorated to the date of termination; and

(iv) incurred but unpaid expenses.

Termination with Good Reason

Subject to certain notice provisions and our company’s rights with respect to a cure period or AMG’s rights with respect to a renegotiation period, as applicable, each of our named executive officers may terminate his employment for “Good Reason” and receive the same payments as if such named executive officer’s employment was terminated without Cause. “Good Reason” is defined in each employment agreement to include:

•	in the case of Mr. Fitzgerald, a material reduction in base salary, a material reduction in Mr. Fitzgerald’s responsibilities with our company, a material change in the office or location at which Mr. Fitzgerald is required to perform services and a material breach by our company of any provision in the Fitzgerald Employment Agreement;

•	in the case of Mr. Orr, a material reduction in base salary and a material breach by our company of any provision of the Orr Employment Agreement; and

•	in the case of Messrs. Niles, Platisa and Royo, a reduction in base salary, a breach by AMG of any material term of the applicable employment agreement, the relocation of the applicable named executive officer’s principal place of employment by more than 35 miles and the failure of the parties to negotiate a new, mutually acceptable employment agreement following a change of control.

Death or Disability

In the event any of our named executive officers dies or becomes disabled during such named executive officer’s term of employment, our company or AMG, as applicable, becomes obligated to pay such named executive officer (or his legal representative, as applicable):

(i) any accrued but unpaid base salary and vacation time;

(ii) incurred but unpaid expenses;

(iii) in the case of Mr. Fitzgerald, a lump sum amount equal to Mr. Fitzgerald’s annual base salary in effect on the date of termination multiplied by 2 (except if Mr. Fitzgerald is covered by our company’s basic life insurance group benefit plan, in which case the lump sum will be reduced to an amount equal to Mr. Fitzgerald’s annual base salary in effect on the date of termination);

(iv) in the case of Messrs. Niles or Platisa, a lump sum amount equal to such named executive officer’s monthly base salary in effect on the date of termination for the lesser of six months or the remainder of the term of the applicable employment agreement; and

(v) in the case of Mr. Royo an amount equal to the present value of the payments of base salary Mr. Royo would have received during the 24-month period following such termination, calculated by applying a 6% annual rate of interest without compounding.

Non-Renewal

Each of the employment agreements of Messrs. Fitzgerald, Niles, Platisa and Royo provides that, absent a prior change of control, if a new employment agreement is not executed to continue the applicable named executive officer’s employment beyond the term of the employment agreement, such named executive officer will be deemed terminated without Cause (except that if such named executive officer does not accept an offered employment agreement on terms at least as favorable as the employment agreement then in effect, such named executive officer shall be entitled to 1.0 times base salary, rather than 2.0 times base salary, as a severance payment).

LTIP

For a description of the LTIP and the PARs granted thereunder, see “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentive Plan”. In the event of a change of control of AMG with respect to each PAR granted to a grantee that remains an employee of AMG or one of its subsidiaries on the date of such change of control:

•	the grantee will become 100% vested in such grantee’s PARs as of the date of such change of control; and

•	the grantee will be deemed to have exercised such grantee’s PARs as of the date of such change of control, with the applicable PAR Value to be determined by the LTIP committee in good faith based on the fair market value of the net proceeds received in connection with the change of control.

Under the LTIP, a “change in control” will be deemed to have occurred if there occurs a change in ownership of AMG or a change in ownership in a substantial portion of AMG’s assets. A change in ownership is value or more than 50% of the total voting power of the stock of AMG. However, if any person or group already owns more than 50% of the total fair market value or more than 50% of the total voting power of AMG stock at the time of such acquisition, the acquisition of additional stock by the same person or group is not considered to cause a change in ownership. A change in the ownership of a substantial portion of AMG’s assets is deemed to have occurred if any person or group acquires 40% or more of the total gross fair market value of AMG’s assets. In either case, there is no change in control when there is a transfer to a person that is controlled by the shareholders of AMG immediately after the transfer.

Incentive Plan

For a description of the effect of termination, death or disability on awards outstanding under the incentive plan, see “Proposals of Our Board — Proposal 2 — The Incentive Plan Proposal — Incentive Plan.”

Benefits Payable Upon Termination

The following table (i) sets forth benefits that would have been payable to each named executive officer if the employment of such named executive officer had been terminated on December 31, 2008 (and applying, in the case of Mr. Fitzgerald and Mr. Orr, the terms of the Fitzgerald Employment Agreement and the Orr Employment Agreement, respectively, as if each such employment agreement was in effect on December 31, 2008), (ii) assumes that all salary, bonus and expense reimbursement amounts due on or before December 31, 2008 had been paid in full as of such date and (iii) does not include any amounts payable pursuant to the LTIP as the PAR Value of all PARs granted prior to December 31, 2008 was zero on such date. The number of PARs held by our named executive officers that had vested as of December 31, 2008 were (i) 0 vested PARs held by Mr. Fitzgerald, (ii) 45,000 vested PARs held by Mr. Niles, (iii) 0 vested PARs held by Mr. Orr, (iv) 45,000 vested PARs held by Mr. Platisa and (v) 34,992 vested PARs held by Mr. Royo. The number of PARs held by our named executive officers that would have vested as of December 31, 2008 assuming a change of control had occurred prior to such date would have been (i) 0 vested PARs held by Mr. Fitzgerald, (ii) 60,000 vested PARs held by Mr. Niles, (iii) 0 vested PARs held by Mr. Orr, (iv) 60,000 vested PARs held by Mr. Platisa and (v) 70,000 vested PARs held by Mr. Royo.

				Termination
			Termination	Without Cause or
			Without Cause or	for Good Reason
	Voluntary	Termination	for Good Reason	(no Change in
Name	Termination	for Cause	(Change in Control)	Control)	Death	Disability

William R. Fitzgerald
Severance	—	—	$1,863,750	$1,491,000	$852,000	$852,000
Options	—	—	—	—	$97,745	$97,745
Restricted Stock	—	—	—	—	$1,877,585	$1,877,585
Total	—	—	$1,863,750	$1,491,000	$2,827,330	$2,827,330
William E. Niles
Severance	—	—	$1,661,423	$982,000	$245,500	$245,500
Bonus/MIP	—	—	$173,569	$186,063	—	—
Total	—	—	$1,834,992	$1,168,063	$245,500	$245,500
John A. Orr
Severance	—	—	$731,250	$487,500	—	—
Restricted Stock	—	—	—	—	$707,248	$707,248
Total	—	—	$731,250	$487,500	$707,248	$707,248
George C. Platisa
Severance	—	—	$1,643,010	$982,000	$245,500	$245,500
Bonus/MIP	—	—	$166,204	$179,272	—	—
Total	—	—	$1,809,214	$1,161,272	$245,500	$245,500
Jose A. Royo
Severance	—	—	$1,956,750	$1,200,000	$1,133,784	$1,133,784
Bonus/MIP	—	—	$182,700	$214,611	—	—
Total	—	—	$2,139,450	$1,414,611	$1,133,784	$1,133,784

Compensation of Directors

We were formed in connection with our spin-off from DHC and did not provide any compensation to our directors prior to the spin-off. Our directors who are also employees of our company receive no additional compensation for their services as directors. Each of our non-employee directors receive compensation for services as a director and, as applicable, for services as a member of any board committee, as described below.

Director Fees.  Each of our non-employee directors is paid an annual retainer fee of $55,000, payable quarterly in arrears effective as of September 17, 2008.

Director Plan.  The Ascent Media Corporation 2008 Non-employee Director Incentive Plan (which we refer to as the director plan) is administered by our entire board of directors. Our board has full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made. The director plan is designed to provide our non-employee directors with additional remuneration for services rendered, to encourage their investment in our common stock (thereby increasing their proprietary interest in our business and increasing their personal interest in the continued success and progress of our company) and to aid in attracting persons of exceptional ability to become non-employee directors of our company. Our board may grant non-qualified stock options, SARs, restricted shares, stock units and cash awards or any combination of the foregoing under the director plan (which we refer to, collectively, as director awards).

The maximum number of shares of our common stock with respect to which director awards may be issued under the director plan is 500,000, subject to anti-dilution and other adjustment provisions of the director plan. Shares of our common stock issuable pursuant to director awards are made available from either authorized but unissued shares or shares that have been issued but reacquired by us (including shares purchased in the open market).

Committee Participation.  Pursuant to the director plan, as compensation for our non-employee directors’ participation on the committees of our board of directors, on November 13, 2008, each of our non-employee directors received grants of:

•	options to purchase 11,030 shares of our Series A common stock at an exercise price of $21.81 (which was the closing market price on the grant date); and

•	1,146 restricted shares of our Series A common stock.

The options have a term of ten years from the grant date, vest quarterly over two years and have a grant date fair value, for each non-employee director, of $115,815. The restricted shares vest quarterly over two years and have a grant date fair value, for each non-employee director, of $24,994.

Director Compensation Table

The following table sets forth compensation earned or paid to our non-employee directors for services to our company during the year ended December 31, 2008.

				Nonqualified
	Fees Earned	Stock	Option	Deferred	All Other
	or Paid in	Awards	Awards	Compensation	Compensation
Name(1)	Cash ($)	($)(2)(3)	($)(2)(3)	Earnings ($)	($)	Total ($)

Philip J. Holthouse	15,860	1,643	7,615	—	—	25,118
Brian C. Mulligan	15,860	1,643	7,615	—	—	25,118
Michael J. Pohl	15,860	1,643	7,615	—	—	25,118

(1)	Messrs. Fitzgerald and Royo, each of whom is a director of our company and a named executive officer, received no compensation for serving as directors of our company during 2008.

(2)	The dollar amounts recognized for financial statement purposes have been calculated in accordance with FAS 123R. For a description of the assumptions applied in these calculations, see Note 11 to our consolidated financial statements for the year ended December 31, 2008 (which are included in our Annual Report on Form 10-K as filed with the SEC on March 31, 2009).

(3)	As of December 31, 2008, our non-employee directors held the following stock incentive awards:

	Philip	Brian	Michael
	Holthouse	Mulligan	Pohl

Options
Series A	11,030	11,030	11,030
Series B	—	—	—
Restricted Stock
Series A	1,003	1,003	1,003
Series B	—	—	—

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information as of December 31, 2008, with respect to shares of our common stock authorized for issuance under our equity compensation plans.

			Number of
			Securities
			Remaining
	Number of		Available for Future
	Securities to be		Issuance Under
	Issued Upon	Weighted-Average	Equity
	Exercise of	Exercise Price of	Compensation
	Outstanding	Outstanding	Plans (Excluding
	Options, Warrants	Options, Warrants	Securities Reflected
Plan Category	and Rights	and Rights	in First Column)

Equity compensation plans approved by security holders:
Ascent Media Corporation 2008 Incentive Plan:			1,404,899	(1)
Series A common stock	468,858	$22.16
Series B common stock	—	—
Ascent Media Corporation 2008 Non-Employee Director Incentive Plan:			463,472	(1)
Series A common stock	33,090	$21.81
Series B common stock	—	—
Equity compensation plans not approved by security holders — None:	—	—	—

Total:	501,948		1,868,371

(1)	Each plan permits grants of, or with respect to, shares of our Series A common stock or Series B common stock subject to a single aggregate limit.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review and Approval of Related Party Transactions

Prior to the spin-off of our company from DHC, we were subject to the policies and procedures of DHC regarding the review and approval of related party transactions. On September 15, 2008, shortly before the spin-off, we adopted a code of ethics and corporate governance guidelines to govern the review and approval of related party transactions. Under our code of ethics, any transaction which may involve an actual or potential conflict of interest and is required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC must be approved by the audit committee, or another independent body of the board of directors designated by our board. Under our corporate governance guidelines, if a director has an actual or potential conflict of interest, the director must promptly inform our chief executive officer and the chair of our audit committee. All directors must recuse themselves from any discussion or decision that involves or affects their personal, business or professional interests. In addition, an independent committee of our board, designated by our board, will resolve any conflict of interest issue involving a director, our chief executive officer or any other executive officer. No related party transaction (as defined by Item 404(a) of Regulation S-K promulgated by the SEC) may be effected without the approval of such independent committee. Our board has designated the audit committee as the independent committee generally charged with this duty. The nominating and corporate governance committee also has the authority to review and approve such transactions, if requested to do so by our board, the chairman of the board or our chief executive officer.

Agreements with DHC

In connection with the spin-off of our company from DHC and in order to provide for an orderly transition, we and DHC (and certain subsidiaries thereof) entered into certain agreements. Although DHC, which is now a subsidiary of Discovery Communications, Inc., and our company are separate, independent companies, and neither has any ownership interest in the other, we were a wholly-owned subsidiary of DHC at the time such agreements were entered into. Accordingly, the material terms of such agreements are summarized below.

Reorganization Agreement

On June 4, 2008, we entered into a reorganization agreement with DHC, Discovery Communications, Inc., AMG and Ascent Media Creative Sound Services, Inc. to provide for, among other things, the principal corporate transactions required to effect the spin-off, certain conditions to the spin-off and provisions governing the relationship between our company and DHC with respect to and resulting from the spin-off.

The reorganization agreement provided that, on or prior to the record date for the spin-off:

•	DHC transferred to us, or caused its subsidiaries to transfer to us, all of the outstanding ownership interests in AMG and AccentHealth, as well as all or substantially all of DHC’s excess cash and investment securities;

•	AMG transferred to DHC, or a subsidiary of DHC, all of the outstanding ownership interests in Ascent Sound; and

•	We and AMG assumed all or substantially all known monetary obligations of DHC (other than any liabilities relating to CSS Studios, LLC (formerly known as Ascent Media Creative Sound Services, Inc.), which we refer to as “Ascent Sound”) outstanding at or before the effectiveness of the transaction between DHC and Advance/Newhouse Programming Partnership (which we refer to as the “Discovery Transaction”), pursuant to which DHC and Advance/Newhouse agreed to combine their respective indirect interests in Discovery Communications, LLC, a leading global media and entertainment company. The obligations that we and AMG assumed included all obligations of DHC under the services agreement with Liberty Media and all out-of-pocket costs (including the fees and expenses of attorneys and accountants) incurred by DHC and its subsidiaries through the effectiveness of the Discovery Transaction in connection with the spin-off of our company and related matters. The reorganization agreement also provided for mutual indemnification obligations, which were designed to make our company financially responsible for substantially all liabilities that may exist relating to the business of AMG and AccentHealth, whether incurred prior to or after the spin-off, as well as those obligations of DHC assumed by us pursuant to the reorganization agreement, and to make DHC financially responsible for any liabilities relating to the business of Ascent Sound, whether incurred prior to or after the spin-off, as well as any obligations of DHC other than those assumed by us pursuant to the reorganization agreement. The liabilities of DHC assumed by us pursuant to the reorganization agreement do not include any liability of or related to Discovery or any of its subsidiaries.

In addition, the reorganization agreement provides for each of our company and DHC to preserve the confidentiality of all confidential or proprietary information of the other party for five years following the spin-off, subject to customary exceptions, including disclosures required by law, court order or government regulation.

Tax Sharing Agreement

Prior to the effective time of the spin-off, we entered into a tax sharing agreement with DHC that governs DHC’s and our respective rights, responsibilities and obligations with respect to taxes and tax benefits, the filing of tax returns, the control of audits and other tax matters. References in this summary description of the tax sharing agreement to the terms “tax” or “taxes” mean taxes as well as any interest, penalties, additions to tax or additional amounts in respect of such taxes.

The results of our operations and those of our eligible subsidiaries are currently reflected in DHC’s consolidated return for U.S. federal income tax purposes and certain consolidated, combined, and unitary returns for state, local, and foreign tax purposes. However, for periods (or portions thereof) beginning after the spin-off, we will not join with DHC in the filing of any federal, state, local or foreign consolidated, combined or unitary tax returns.

Under the tax sharing agreement, except as described below, DHC is responsible for (i) all U.S. federal, state, local and foreign income taxes attributable to DHC or any of its subsidiaries for any tax period that begins after the date of the spin-off (and for any tax period that begins on or before and ends after the date of the spin-off, for the portion of that period after the date of the spin-off), other than such taxes arising as a result of the spin-off and related internal restructuring of DHC, (ii) all taxes arising as a result of the spin-off to the extent such taxes arise as a result of any breach on or after the date of the spin-off of any representation, warranty, covenant or other obligation of DHC or of a subsidiary or shareholder of DHC made in connection with the issuance of the tax opinion relating to, among other things, the qualification of the spin-off as a transaction under Sections 368(a) and 355 of the Code for U.S. federal income tax purposes or in the tax sharing agreement, and (iii) all taxes arising as a result of such internal restructuring of DHC to the extent such taxes arise as a result of any action undertaken after the date of the spin-off by DHC or a subsidiary or shareholder of DHC. We are responsible for all taxes attributable to us or one of our subsidiaries, whether accruing before, on or after the spin-off (other than any such taxes for which DHC is responsible under the tax sharing agreement), as well as (i) all taxes attributable to DHC or any of its subsidiaries (other than Discovery) for any tax period that ends on or before the date of the spin-off (and for any tax period that begins on or before and ends after the date of the spin-off, for the portion of that period on or before the date of the spin-off), other than such taxes arising as a result of the spin-off and related internal restructuring of DHC and (ii) all taxes arising as a result of the spin-off or the internal restructuring of DHC to the extent such taxes are not the responsibility of DHC under the tax sharing agreement.

DHC has no obligation to compensate us for any tax losses or other attributes created on or before the date of the spin-off, except that DHC is required to reimburse us for any tax benefit attributable to the utilization, in any period after the date of the spin-off, of any tax losses or other attributes existing on or before the date of the spin-off, to the extent that we have previously indemnified DHC for any taxes or other amounts for which we are responsible under the tax sharing agreement. In addition, we may offset any such tax benefit attributable to the utilization by DHC of such losses or other attributes against any such obligation for taxes or other amounts pursuant to the tax sharing agreement for which we would otherwise have to indemnify DHC.

We are responsible for preparing and filing all tax returns that include us or one of our subsidiaries other than any consolidated, combined or unitary income tax return that includes us or one of our subsidiaries, on the one hand, and DHC or one of its subsidiaries (other than us or any of our subsidiaries), on the other hand, and we will have the authority to respond to and conduct all tax proceedings, including tax audits, involving any taxes or any deemed adjustment to taxes reported on such tax returns. DHC is responsible for preparing and filing all consolidated, combined or unitary income tax returns that include us or one of our subsidiaries, on the one hand, and DHC or one of its subsidiaries (other than us or any of our subsidiaries), on the other hand, and DHC has the authority to respond to and conduct all tax proceedings, including tax audits, relating to taxes or any deemed adjustment to taxes reported on such tax returns. We are entitled to participate in any tax proceeding involving any taxes or deemed adjustment to taxes for which we may be liable under the tax sharing agreement. The tax sharing agreement further provides for cooperation between DHC and our company with respect to tax matters, the exchange of information and the retention of records that may affect the tax liabilities of the parties to the agreement.

Finally, in the tax sharing agreement, we agreed to comply with all covenants and agreements made in connection with the issuance of the tax opinion delivered to DHC by Skadden, Arps, Slate, Meagher & Flom LLP relating to, among other things, the qualification of the spin-off as a transaction described under Sections 368(a) and 355 of the Code for U.S. federal income tax purposes.

Services Agreement

Prior to the spin-off, AMG entered into a services agreement with Ascent Sound, which, following consummation of the transactions contemplated by the reorganization agreement, became a subsidiary of DHC and not a subsidiary of our company. Pursuant to the services agreement, AMG will provide and/or make available to Ascent Sound, for the one-year period beginning on the date of the spin-off, certain specified services and benefits, including:

•	accounting and finance services, including general ledger, cash management, purchasing, collections and payables;

•	human resources services;

•	information technology services;

•	payroll services; and

•	real estate management services.

In consideration for such services, Ascent Sound paid AMG a fee of $1 million. Ascent Sound will also reimburse AMG for any out-of-pocket expenses we incur in providing such services.

In addition, during the term of the services agreement, AMG will make cash advances to Ascent Sound from time to time, in an aggregate principal amount not to exceed $1.5 million, as reasonably required to meet Ascent Sound’s current payroll and to pay third-party vendors in the ordinary course of its business. Such advances will be due and payable in full on the first anniversary of the spin-off and will bear interest at the prime rate as published from time to time by The Wall Street Journal, calculated on an average daily balance basis.

The personnel performing services for Ascent Sound under the services agreement are employees and/or independent contractors of AMG and remain under AMG’s direction and control. AMG and Ascent Sound each agree not to solicit employees of the other for the two year period following the spin-off.

The services agreement also contains customary mutual indemnification provisions.

Any extension or renewal of the services agreement beyond the first year following the spin-off will be subject to the mutual agreement of our company and Ascent Sound, including without limitation mutual agreement as to the compensation and other terms and conditions thereunder.

STOCKHOLDER PROPOSALS

This proxy statement relates to our annual meeting of stockholders for the calendar year 2009 which will take place on June 12, 2009. We currently expect that our annual meeting of stockholders for the calendar year 2010 will be held during May or June of 2010. In order to be eligible for inclusion in the proxy materials for the 2010 annual meeting, any stockholder proposal must have been submitted in writing to our Corporate Secretary and received at our executive offices at 12300 Liberty Boulevard, Englewood, Colorado 80112, by the close of business on December 29, 2009 unless a later date is determined and announced in connection with the actual scheduling of the annual meeting. To be considered for presentation at the 2010 annual meeting, any stockholder proposal must have been received at our executive offices at the foregoing address on or before the close of business on April 13, 2010 or such later date as may be determined and announced in connection with the actual scheduling of the annual meeting.

All stockholder proposals for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act and, as with any stockholder (regardless of whether it is included in our proxy materials), our charter and bylaws and Delaware law.

ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy materials and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect our filings at the regional offices of the SEC or over the Internet at the SEC’s website at www.sec.gov. Additional information can also be found on our website at http://www.ascentmediacorporation.com. (Information contained on any website referenced in this proxy statement is not incorporated by reference in this proxy statement.) If you would like to receive a copy of our Annual Report on Form 10-K for the year ended December 31, 2008, or any of the exhibits listed therein, please call or submit a request in writing to Investor Relations, Ascent Media Corporation, 12300 Liberty Blvd., Englewood, Colorado 80112, telephone: (720) 875-5622, and we will provide you with the Annual Report without charge, or any of the exhibits listed therein upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits).

ANNEX A

ASCENT MEDIA CORPORATION

2008 INCENTIVE PLAN

ARTICLE I

PURPOSE OF PLAN; EFFECTIVE DATE

1.1. Purpose.  The purpose of the Plan is to promote the success of the Company by providing a method whereby (i) eligible employees of the Company and its Subsidiaries and (ii) independent contractors providing services to the Company and its Subsidiaries may be awarded additional remuneration for services rendered and encouraged to invest in capital stock of the Company, thereby increasing their proprietary interest in the Company’s businesses, encouraging them to remain in the employ of the Company or its Subsidiaries, and increasing their personal interest in the continued success and progress of the Company and its Subsidiaries. The Plan is also intended to aid in (i) attracting Persons of exceptional ability to become officers and employees of the Company and its Subsidiaries and (ii) inducing independent contractors to agree to provide services to the Company and its Subsidiaries.

1.2. Effective Date.  The Plan shall be effective as of September 15, 2008 (the “Effective Date”).

ARTICLE II

DEFINITIONS

2.1. Certain Defined Terms.  Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):

“Affiliate” of the Company means any corporation, partnership or other business association that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

“Agreement” means a stock option agreement, stock appreciation rights agreement, restricted shares agreement, stock units agreement, cash award agreement or an agreement evidencing more than one type of Award, specified in Section 11.5, as any such Agreement may be supplemented or amended from time to time.

“Approved Transaction” means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of Common Stock of the Company would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the Common Stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the Persons who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

“Award” means a grant of Options, SARs, Restricted Shares, Stock Units, Performance Awards, Cash Awards and/or cash amounts under the Plan.

“Board” means the Board of Directors of the Company.

“Board Change” means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

“Cash Award” means an Award made pursuant to Section 10.1 of the Plan to a Holder that is paid solely on account of the attainment of one or more Performance Objectives that have been preestablished by the Committee.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

“Committee” means the committee of the Board appointed pursuant to Section 3.1 to administer the Plan.

“Common Stock” means each or any (as the context may require) series of the Company’s common stock.

“Company” means Ascent Media Corporation, a Delaware corporation.

“Control Purchase” means any transaction (or series of related transactions) in which (i) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, any Subsidiary of the Company or any employee benefit plan sponsored by the Company or any Subsidiary of the Company) shall purchase any Common Stock of the Company (or securities convertible into Common Stock of the Company) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, or (ii) any person (as such term is so defined), corporation or other entity (other than the Company, any Subsidiary of the Company, any employee benefit plan sponsored by the Company or any Subsidiary of the Company or any Exempt Person (as defined below)) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board. For purposes of this definition,

“Exempt Person” means each of (a) the Chairman of the Board, the President and each of the directors of the Company as of the Effective Date, and (b) the respective family members, estates and heirs of each of the Persons referred to in clause (a) above and any trust or other investment vehicle for the primary benefit of any of such Persons or their respective family members or heirs. As used with respect to any Person, the term “family member” means the spouse, siblings and lineal descendants of such Person.

“Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

“Dividend Equivalents” means, with respect to Restricted Shares to be issued at the end of the Restriction Period, to the extent specified by the Committee only, an amount equal to all dividends and other distributions (or the economic equivalent thereof) which are payable to stockholders of record during the Restriction Period on a like number and kind of shares of Common Stock.

“Domestic Relations Order” means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

“Equity Security” shall have the meaning ascribed to such term in Section 3(a)(11) of the Exchange Act, and an equity security of an issuer shall have the meaning ascribed thereto in Rule 16a-1 promulgated under the Exchange Act, or any successor Rule.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.

“Fair Market Value” of a share of any series of Common Stock on any day means the last sale price (or, if no last sale price is reported, the average of the high bid and low asked prices) for a share of such series of Common Stock on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on the consolidated transaction reporting system for the principal national securities exchange on which shares of such series of Common Stock are listed on such day or if such shares are not then listed on a national securities exchange, then as reported on Nasdaq or, if such shares are not then listed or quoted on Nasdaq, then as quoted by the National Quotation Bureau Incorporated. If for any day the Fair Market Value of a share of the applicable series of Common Stock is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate.

“Free Standing SAR” has the meaning ascribed thereto in Section 7.1.

“Holder” means a Person who has received an Award under the Plan.

“Nasdaq” means The Nasdaq Stock Market.

“Nonqualified Stock Option” means a stock option granted under Article VI.

“Option” means a Nonqualified Stock Option.

“Performance Award” means an Award made pursuant to Article X of the Plan to a Holder that is subject to the attainment of one or more Performance Objectives.

“Performance Objective” means a standard established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

“Person” means an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

“Plan” means this Ascent Media Corporation 2008 Incentive Plan.

“Restricted Shares” means shares of any series of Common Stock or the right to receive shares of any specified series of Common Stock, as the case may be, awarded pursuant to Article VIII.

“Restriction Period” means a period of time beginning on the date of each Award of Restricted Shares and ending on the Vesting Date with respect to such Award.

“Retained Distribution” has the meaning ascribed thereto in Section 8.3.

“SARs” means stock appreciation rights, awarded pursuant to Article VII, with respect to shares of any specified series of Common Stock.

“Stock Unit Awards” has the meaning ascribed thereto in Section 9.1.

“Subsidiary” of a Person means any present or future subsidiary (as defined in Section 424(f) of the Code) of such Person or any business entity in which such Person owns, directly or indirectly, 50% or more of the voting, capital or profits interests. An entity shall be deemed a subsidiary of a Person for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

“Tandem SARs” has the meaning ascribed thereto in Section 7.1.

“Vesting Date” with respect to any Restricted Shares awarded hereunder, means the date on which such Restricted Shares cease to be subject to a risk of forfeiture, as designated in or determined in accordance with the Agreement with respect to such Award of Restricted Shares pursuant to Article VIII. If more than one Vesting Date is designated for an Award of Restricted Shares, reference in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each part of such Award and the Vesting Date for such part.

ARTICLE III

ADMINISTRATION

3.1. Committee.  The Plan shall be administered by the Compensation Committee of the Board unless a different committee is appointed by the Board. The Committee shall be comprised of not less than two Persons. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may remove members of the Committee. The

Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held.

3.2. Powers.  The Committee shall have full power and authority to grant to eligible Persons Options under Article VI of the Plan, SARs under Article VII of the Plan, Restricted Shares under Article VIII of the Plan, Stock Units under Article IX of the Plan, Cash Awards under Article X of the Plan and/or Performance Awards under Article X of the Plan, to determine the terms and conditions (which need not be identical) of all Awards so granted, to interpret the provisions of the Plan and any Agreements relating to Awards granted under the Plan and to supervise the administration of the Plan. The Committee in making an Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award. The Committee shall have sole authority in the selection of Persons to whom Awards may be granted under the Plan and in the determination of the timing, pricing and amount of any such Award, subject only to the express provisions of the Plan. In making determinations hereunder, the Committee may take into account the nature of the services rendered by the respective employees and independent contractors, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee in its discretion deems relevant.

3.3. Interpretation.  The Committee is authorized, subject to the provisions of the Plan, to establish, amend and rescind such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each action and determination made or taken pursuant to the Plan by the Committee, including any interpretation or construction of the Plan, shall be final and conclusive for all purposes and upon all Persons. No member of the Committee shall be liable for any action or determination made or taken by him or the Committee in good faith with respect to the Plan.

ARTICLE IV

SHARES SUBJECT TO THE PLAN

4.1. Number of Shares.  Subject to the provisions of this Article IV, the maximum number of shares of Common Stock with respect to which Awards may be granted during the term of the Plan shall be 2 million shares. Shares of Common Stock will be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. The shares of Common Stock subject to (i) any Award granted under the Plan that shall expire, terminate or be annulled for any reason without having been exercised (or considered to have been exercised as provided in Section 7.2), (ii) any Award of any SARs granted under the Plan that shall be exercised for cash, and (iii) any Award of Restricted Shares or Stock Units that shall be forfeited prior to becoming vested (provided that the Holder received no benefits of ownership of such Restricted Shares or Stock Units other than voting rights and the accumulation of Retained Distributions and unpaid Dividend Equivalents that are likewise forfeited) shall again be available for purposes of the Plan. Except for Awards described in Section 11.1, no Person may be granted in any calendar year Awards covering more than 500,000 shares of Common Stock (as such amount may be adjusted from time to time as provided in Section 4.2). No Person shall receive payment for Cash Awards during any calendar year aggregating in excess of $1,000,000.

4.2. Adjustments.  If the Company subdivides its outstanding shares of any series of Common Stock into a greater number of shares of such series of Common Stock (by stock dividend, stock split, reclassification, or otherwise) or combines its outstanding shares of any series of Common Stock into a smaller number of shares of such series of Common Stock (by reverse stock split, reclassification, or otherwise) or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase such series of Common Stock or other similar corporate event (including mergers or consolidations other than those which constitute Approved Transactions, adjustments with respect to which shall be governed by Section 11.1(b)) affects any series of Common Stock so that an adjustment is required to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee, in its sole discretion and in such manner as the Committee deems equitable and appropriate, shall make such adjustments to any or all of (i) the number and kind of shares of stock which thereafter may be awarded, optioned or otherwise made subject to the benefits contemplated by the Plan, (ii) the number and kind of shares of stock subject to outstanding Awards, and (iii) the purchase or exercise price and the relevant appreciation base with respect to any of the foregoing, provided, however, that the number of shares subject to any Award shall always be a whole number. Notwithstanding the foregoing, if all shares of any series of Common Stock are redeemed, then each outstanding Award shall be adjusted to substitute for the shares of such series of Common Stock subject thereto the kind and amount of cash, securities or other assets issued or paid in the redemption of the equivalent number of shares of such series of Common Stock and otherwise the terms of such Award, including, in the case of Options or similar rights, the aggregate exercise price, and, in the case of Free Standing SARs, the aggregate base price, shall remain constant before and after the substitution (unless otherwise determined by the Committee and provided in the applicable Agreement). The Committee may, if deemed appropriate, provide for a cash payment to any Holder of an Award in connection with any adjustment made pursuant to this Section 4.2.

ARTICLE V

ELIGIBILITY

5.1. General.  The Persons who shall be eligible to participate in the Plan and to receive Awards under the Plan shall, subject to Section 5.2, be such Persons who are employees (including officers and directors) of or independent contractors providing services to the Company or its Subsidiaries as the Committee shall select. Awards may be made to employees or independent contractors who hold or have held Awards under the Plan or any similar or other awards under any other plan of the Company or any of its Affiliates.

5.2. Ineligibility.  No member of the Committee, while serving as such, shall be eligible to receive an Award.

ARTICLE VI

STOCK OPTIONS

6.1. Grant of Options.  Subject to the limitations of the Plan, the Committee shall designate from time to time those eligible Persons to be granted Options, the time when each Option shall be granted to such eligible Persons, the series and number of shares of Common Stock subject to such Option, and, subject to Section 6.2, the purchase price of the shares of Common Stock subject to such Option.

6.2. Option Price.  The price at which shares may be purchased upon exercise of an Option shall be fixed by the Committee and may be no less than the Fair Market Value of the shares of the applicable series of Common Stock subject to the Option as of the date the Option is granted.

6.3. Term of Options.  Subject to the provisions of the Plan with respect to death, retirement and termination of employment, the term of each Option shall be for such period as the Committee shall determine as set forth in the applicable Agreement.

6.4. Exercise of Options.  An Option granted under the Plan shall become (and remain) exercisable during the term of the Option to the extent provided in the applicable Agreement and the Plan and, unless the Agreement otherwise provides, may be exercised to the extent exercisable, in whole or in part, at any time and from time to time during such term; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part (without reducing the term of such Option).

6.5. Manner of Exercise.

(a) Form of Payment.  An Option shall be exercised by written notice to the Company upon such terms and conditions as the Agreement may provide and in accordance with such other procedures for the exercise of Options as the Committee may establish from time to time. The method or methods of payment of the purchase price for the shares to be purchased upon exercise of an Option and of any amounts required by Section 11.9 shall be determined by the Committee and may consist of (i) cash, (ii) check, (iii) promissory note (subject to applicable law), (iv) whole shares of any series of Common Stock, (v) the withholding of shares of the applicable series of Common Stock issuable upon such exercise of the Option, (vi) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price, or (vii) any combination of the foregoing methods of payment, or such other consideration and method of payment as may be permitted for the issuance of shares under the Delaware General Corporation Law. The permitted method or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the applicable Agreement and may be subject to such conditions as the Committee deems appropriate.

(b) Value of Shares.  Unless otherwise determined by the Committee and provided in the applicable Agreement, shares of any series of Common Stock delivered in payment of all or any part of the amounts payable in connection with the exercise of an Option, and shares of any series of Common Stock withheld for such payment, shall be valued for such purpose at their Fair Market Value as of the exercise date.

(c) Issuance of Shares.  The Company shall effect the transfer of the shares of Common Stock purchased under the Option as soon as practicable after the exercise thereof and payment in full of the purchase price therefor and of any amounts required by Section 11.9, and within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. Unless otherwise determined by the Committee and provided in the applicable Agreement, (i) no Holder or other Person exercising an Option shall have any of the rights of a stockholder of the Company with respect to shares of Common Stock subject to an Option granted under the Plan until due exercise and full payment has been made, and (ii) no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment.

(d) Nontransferability.  Unless otherwise determined by the Committee and provided in the applicable Agreement, Options shall not be transferable other than by will or the laws of descent and distribution or pursuant to a Domestic Relations Order, and, except as otherwise required pursuant to a Domestic Relations Order, Options may be exercised during the lifetime of the Holder thereof only by such Holder (or his or her court-appointed legal representative).

ARTICLE VII

SARs

7.1. Grant of SARs.  Subject to the limitations of the Plan, SARs may be granted by the Committee to such eligible Persons in such numbers, with respect to any specified series of Common Stock, and at such times during the term of the Plan as the Committee shall determine. A SAR may be granted to a Holder of an Option (hereinafter called a “related Option”) with respect to all or a portion of the shares of Common Stock subject to the related Option (a “Tandem SAR”) or may be granted separately to an eligible employee (a “Free Standing SAR”). Subject to the limitations of the Plan, SARs shall be exercisable in whole or in part upon notice to the Company upon such terms and conditions as are provided in the Agreement.

7.2. Tandem SARs.  A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable (and may be subject to such additional limitations on exercisability as the Agreement may provide) and in no event after the complete termination or full exercise of the related Option. Upon the exercise or termination of the related Option, the Tandem SARs with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the related Option was so exercised or terminated. Subject to the limitations of the Plan, upon the exercise of a Tandem SAR and unless otherwise determined by the Committee and provided in the applicable Agreement, (i) the Holder thereof shall be entitled to receive from the Company, for each share of the applicable series of Common Stock with respect to which the Tandem SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a share of the applicable series of Common Stock with respect to which the Tandem SAR was granted on the date of exercise over the related Option purchase price per share, and (ii) the related Option with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the Tandem SAR was so exercised.

7.3. Free Standing SARs  Free Standing SARs shall be exercisable at the time, to the extent and upon the terms and conditions set forth in the applicable Agreement. The base price of a Free Standing SAR may be no less than the Fair Market Value of the applicable series of Common Stock with respect to which the Free Standing SAR was granted as of the date the Free Standing SAR is granted. Subject to the limitations of the Plan, upon the exercise of a Free Standing SAR and unless otherwise determined by the Committee and provided in the applicable Agreement, the Holder thereof shall be entitled to receive from the Company, for each share of the applicable series of Common Stock with respect to which the Free Standing SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a share of the applicable series of Common Stock with respect to which the Free Standing SAR was granted on the date of exercise over the base price per share of such Free Standing SAR.

7.4. Consideration.  The consideration to be received upon the exercise of a SAR by the Holder shall be paid in cash, shares of the applicable series of Common Stock with respect to which the SAR was granted (valued at Fair Market Value on the date of exercise of such SAR), a combination of cash and such shares of the applicable series of Common Stock or such other consideration, in each case, as provided in the Agreement. No fractional shares of Common Stock shall be issuable upon exercise of a SAR, and unless otherwise provided in the applicable Agreement, the Holder will receive cash in lieu of fractional shares. Unless the Committee shall otherwise determine, to the extent a Free Standing SAR is exercisable, it will be exercised automatically for cash on its expiration date.

7.5. Limitations.  The applicable Agreement may provide for a limit on the amount payable to a Holder upon exercise of SARs at any time or in the aggregate, for a limit on the number of SARs that may be exercised by the Holder in whole or in part for cash during any specified period, for a limit on the time periods during which a Holder may exercise SARs, and for such other limits on the rights of the Holder and such other terms and conditions of the SAR, including a condition that the SAR may be exercised only in accordance with rules and regulations adopted from time to time, as the Committee may determine. Unless otherwise so provided in the applicable Agreement, any such limit relating to a Tandem SAR shall not restrict the exercisability of the related Option. Such rules and regulations may govern the right to exercise SARs granted prior to the adoption or amendment of such rules and regulations as well as SARs granted thereafter.

7.6. Exercise.  For purposes of this Article VII, the date of exercise of a SAR shall mean the date on which the Company shall have received notice from the Holder of the SAR of the exercise of such SAR (unless otherwise determined by the Committee and provided in the applicable Agreement).

7.7. Nontransferability.  Unless otherwise determined by the Committee and provided in the applicable Agreement, (i) SARs shall not be transferable other than by will or the laws of descent and distribution or pursuant to a Domestic Relations Order, and (ii) except as otherwise required pursuant to a Domestic Relations Order, SARs may be exercised during the lifetime of the Holder thereof only by such Holder (or his or her court-appointed legal representative).

ARTICLE VIII

RESTRICTED SHARES

8.1. Grant.  Subject to the limitations of the Plan, the Committee shall designate those eligible Persons to be granted Awards of Restricted Shares, shall determine the time when each such Award shall be granted, shall determine whether shares of Common Stock covered by Awards of Restricted Shares will be issued at the beginning or the end of the Restriction Period and whether Dividend Equivalents will be paid during the Restriction Period in the event shares of the applicable series of Common Stock are to be issued at the end of the Restriction Period, and shall designate (or set forth the basis for determining) the Vesting Date or Vesting Dates for each Award of Restricted Shares, and may prescribe other restrictions, terms and conditions applicable to the vesting of such Restricted Shares in addition to those provided in the Plan. The Committee shall determine the price, if any, to be paid by the Holder for the Restricted Shares; provided, however, that the issuance of Restricted Shares shall be made for at least the minimum consideration necessary to permit such Restricted Shares to be deemed fully paid and nonassessable. All determinations made by the Committee pursuant to this Section 8.1 shall be specified in the Agreement.

8.2. Issuance of Restricted Shares at Beginning of the Restriction Period.  If shares of the applicable series of Common Stock are issued at the beginning of the Restriction Period, the stock certificate or certificates representing such Restricted Shares shall be registered in the name of the Holder to whom such Restricted Shares shall have been awarded. During the Restriction Period, certificates representing the Restricted Shares and any securities constituting Retained Distributions shall bear a restrictive legend to the effect that ownership of the Restricted Shares (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Agreement. Such certificates shall remain in the custody of the Company or its designee, and the Holder shall deposit with the custodian stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or any portion of the Restricted Shares and any securities constituting Retained Distributions that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Agreement.

8.3. Restrictions.  Restricted Shares issued at the beginning of the Restriction Period shall constitute issued and outstanding shares of the applicable series of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Shares, to receive and retain such dividends and distributions, as the Committee may designate, paid or distributed on such Restricted Shares, and to exercise all other rights, powers and privileges of a Holder of shares of the applicable series of Common Stock with respect to such Restricted Shares; EXCEPT, THAT, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (ii) the Company or its designee will retain custody of the stock certificate or certificates representing the Restricted Shares during the Restriction Period as provided in Section 8.2; (iii) other than such dividends and distributions as the Committee may designate, the Company or its designee will retain custody of all distributions (“Retained Distributions”) made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and vesting, and other conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account; (iv) the Holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or any Retained Distributions or his interest in any of them during the Restriction Period; and (v) a breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.

8.4. Issuance of Stock at End of the Restriction Period.  Restricted Shares issued at the end of the Restriction Period shall not constitute issued and outstanding shares of the applicable series of Common Stock, and the Holder shall not have any of the rights of a stockholder with respect to the shares of Common Stock covered by such an Award of Restricted Shares, in each case until such shares shall have been transferred to the Holder at the end of the Restriction Period. If and to the extent that shares of Common Stock are to be issued at the end of the Restriction Period, the Holder shall be entitled to receive Dividend Equivalents with respect to the shares of Common Stock covered thereby either (i) during the Restriction Period or (ii) in accordance with the rules applicable to Retained Distributions, as the Committee may specify in the Agreement.

8.5. Cash Payments.  In connection with any Award of Restricted Shares, an Agreement may provide for the payment of a cash amount to the Holder of such Restricted Shares at any time after such Restricted Shares shall have become vested. Such cash amounts shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Committee in the Agreement and shall be in addition to any other salary, incentive, bonus or other compensation payments which such Holder shall be otherwise entitled or eligible to receive from the Company.

8.6. Completion of Restriction Period.  On the Vesting Date with respect to each Award of Restricted Shares and the satisfaction of any other applicable restrictions, terms and conditions, (i) all or the applicable portion of such Restricted Shares shall become vested, (ii) any Retained Distributions and any unpaid Dividend Equivalents with respect to such Restricted Shares shall become vested to the extent that the Restricted Shares related thereto shall have become vested, and (iii) any cash amount to be received by the Holder with respect to such Restricted Shares shall become payable, all in accordance with the terms of the applicable Agreement. Any such Restricted Shares,

Retained Distributions and any unpaid Dividend Equivalents that shall not become vested shall be forfeited to the Company, and the Holder shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares, Retained Distributions and any unpaid Dividend Equivalents that shall have been so forfeited. The Committee may, in its discretion, provide that the delivery of any Restricted Shares, Retained Distributions and unpaid Dividend Equivalents that shall have become vested, and payment of any related cash amounts that shall have become payable under this Article VIII, shall be deferred until such date or dates as the recipient may elect. Any election of a recipient pursuant to the preceding sentence shall be filed in writing with the Committee in accordance with such rules and regulations, including any deadline for the making of such an election, as the Committee may provide, and shall be made in compliance with Section 409A of the Code.

ARTICLE IX

STOCK UNITS

9.1. Grant.  In addition to granting Awards of Options, SARs and Restricted Shares, the Committee shall, subject to the limitations of the Plan, have authority to grant to eligible Persons Awards of Stock Units which may be in the form of shares of any specified series of Common Stock or units, the value of which is based, in whole or in part, on the Fair Market Value of the shares of any specified series of Common Stock. Subject to the provisions of the Plan, including any rules established pursuant to Section 9.2, Awards of Stock Units shall be subject to such terms, restrictions, conditions, vesting requirements and payment rules as the Committee may determine in its discretion, which need not be identical for each Award. The determinations made by the Committee pursuant to this Section 9.1 shall be specified in the applicable Agreement.

9.2. Rules.  The Committee may, in its discretion, establish any or all of the following rules for application to an Award of Stock Units:

(a) Any shares of Common Stock which are part of an Award of Stock Units may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued or, if later, the date provided by the Committee at the time of the Award.

(b) Such Awards may provide for the payment of cash consideration by the Person to whom such Award is granted or provide that the Award, and any shares of Common Stock to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration; provided, however, that the issuance of any shares of Common Stock in connection with an Award of Stock Units shall be for at least the minimum consideration necessary to permit such shares to be deemed fully paid and nonassessable.

(c) Awards of Stock Units may provide for deferred payment schedules, vesting over a specified period of employment, the payment (on a current or deferred basis) of dividend equivalent amounts with respect to the number of shares of Common Stock covered by the Award, and elections by the employee to defer payment of the Award or the lifting of restrictions on the Award, if any, provided that any such deferrals shall comply with the requirements of Section 409A of the Code.

(d) In such circumstances as the Committee may deem advisable, the Committee may waive or otherwise remove, in whole or in part, any restrictions or limitations to which a Stock Unit Award was made subject at the time of grant.

ARTICLE X

CASH AWARDS AND PERFORMANCE AWARDS

10.1. Cash Awards.  In addition to granting Options, SARs, Restricted Shares and Stock Units, the Committee shall, subject to the limitations of the Plan, have authority to grant to eligible Persons Cash Awards. Each Cash Award shall be subject to such terms and conditions, restrictions and contingencies, if any, as the Committee shall determine. Restrictions and contingencies limiting the right to receive a cash payment pursuant to a Cash Award shall be based upon the achievement of single or multiple Performance Objectives over a performance period established by the Committee. The determinations made by the Committee pursuant to this Section 10.1 shall be specified in the applicable Agreement.

10.2. Designation as a Performance Award.  The Committee shall have the right to designate any Award of Options, SARs, Restricted Shares or Stock Units as a Performance Award. All Cash Awards shall be designated as Performance Awards.

10.3. Performance Objectives.  The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives over a performance period established by the Committee based upon one or more of the following business criteria that apply to the Holder, one or more business units, divisions or Subsidiaries of the Company or the applicable sector of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies: increased revenue; net income measures (including income after capital costs and income before or after taxes); stock price measures (including growth measures and total stockholder return); price per share of Common Stock; market share; earnings per share (actual or targeted growth); earnings before interest, taxes, depreciation and amortization (EBITDA); economic value added (or an equivalent metric); market value added; debt to equity ratio; cash flow measures (including cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities); return measures (including return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency); expense measures (including overhead cost and general and administrative expense); margins; stockholder value; total stockholder return; proceeds from dispositions; total market value and corporate values measures (including ethics compliance, environmental and safety). Unless otherwise stated, such a Performance Objective need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Committee shall have the authority to determine whether the Performance Objectives and other terms and conditions of the Award are satisfied, and the Committee’s determination as to the achievement of Performance Objectives relating to a Performance Award shall be made in writing.

10.4. Section 162(m) of the Code.  Notwithstanding the foregoing provisions, if the Committee intends for a Performance Award to be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such Award in accordance with Section 162(m) of the Code, then the Performance Objectives for such particular Performance Award relative to the particular period of service to which the Performance Objectives relate shall be established by the Committee in writing (i) no later than 90 days after the beginning of such period and (ii) prior to the completion of 25% of such period.

10.5. Waiver of Performance Objectives.  The Committee shall have no discretion to modify or waive the Performance Objectives or conditions to the grant or vesting of a Performance Award unless such Award is not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the relevant Agreement provides for such discretion.

ARTICLE XI

GENERAL PROVISIONS

11.1. Acceleration of Awards.

(a) Death or Disability.  If a Holder’s employment shall terminate by reason of death or Disability, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise:

(i) in the case of an Option or SAR, each outstanding Option or SAR granted under the Plan shall immediately become exercisable in full in respect of the aggregate number of shares covered thereby;

(ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares, any related Retained Distributions and any unpaid Dividend Equivalents shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement; and

(iii) in the case of Stock Units, each such Award of Stock Units shall become vested in full.

(b) Approved Transactions; Board Change; Control Purchase.  In the event of any Approved Transaction, Board Change or Control Purchase, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise:

(i) in the case of an Option or SAR, each such outstanding Option or SAR granted under the Plan shall become exercisable in full in respect of the aggregate number of shares covered thereby;

(ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares, any related Retained Distributions and any unpaid Dividend Equivalents shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement; and

(iii) in the case of Stock Units, each such Award of Stock Units shall become vested in full, in each case effective upon the Board Change or Control Purchase or immediately prior to consummation of the Approved Transaction. The effect, if any, on a Cash Award of an Approved Transaction, Board Change or Control Purchase shall be prescribed in the applicable Agreement. Notwithstanding the foregoing, unless otherwise provided in the applicable Agreement, the Committee may, in its discretion, determine that any or all outstanding Awards of any or all types granted pursuant to the Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction if effective provision has been made for the taking of such action which, in the opinion of the Committee, is equitable and appropriate to substitute a new Award for such Award or to assume such Award and to make such new or assumed Award, as nearly as may be practicable, equivalent to the old Award (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the applicable series of Common Stock may be changed, converted or exchanged in connection with the Approved Transaction.

11.2. Termination of Employment.

(a) General.  If a Holder’s employment shall terminate prior to an Option or SAR becoming exercisable or being exercised (or deemed exercised, as provided in Section 7.2) in full, or during the Restriction Period with respect to any Restricted Shares or prior to the vesting or complete exercise of any Stock Units, then such Option or SAR shall thereafter become or be exercisable, such Stock Units to the extent vested shall thereafter be exercisable, and the Holder’s rights to any unvested Restricted Shares, Retained Distributions, unpaid Dividend Equivalents and related cash amounts and any such unvested Stock Units shall thereafter vest, in each case solely to the extent provided in the applicable Agreement; provided, however, that, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) no Option or SAR may be exercised after the scheduled expiration date thereof; (ii) if the Holder’s employment terminates by reason of death or Disability, the Option or SAR shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration of such Option or SAR); and (iii) any termination of the Holder’s employment for cause will be treated in accordance with the provisions of Section 11.2(b). The effect on a Cash Award of the termination of a Holder’s employment for any reason, other than for cause, shall be prescribed in the applicable Agreement.

(b) Termination for Cause.  If a Holder’s employment with the Company or a Subsidiary of the Company shall be terminated by the Company or such Subsidiary for “cause” during the Restriction Period with respect to any Restricted Shares or prior to any Option or SAR becoming exercisable or being exercised in full or prior to the vesting or complete exercise of any Stock Unit or the payment in full of any Cash Award (for these purposes, “cause” shall have the meaning ascribed thereto in any employment agreement to which such Holder is a party or, in the absence thereof, shall include insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his duties and responsibilities for any reason other than illness or incapacity; provided, however, that if such termination occurs within 12 months after an Approved Transaction or Control Purchase or Board Change, termination for “cause” shall mean only a felony conviction for fraud, misappropriation, or embezzlement), then, unless otherwise determined by the Committee and provided in the applicable Agreement,

(i) all Options and SARs and all unvested or unexercised Stock Units and all unpaid Cash Awards held by such Holder shall immediately terminate, and (ii) such Holder’s rights to all Restricted Shares, Retained Distributions, any unpaid Dividend Equivalents and any related cash amounts shall be forfeited immediately.

(c) Miscellaneous.  The Committee may determine whether any given leave of absence constitutes a termination of employment; provided, however, that for purposes of the Plan, (i) a leave of absence, duly authorized in writing by the Company for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed 90 days, and (ii) a leave of absence in excess of 90 days, duly authorized in writing by the Company provided the employee’s right to reemployment is guaranteed either by statute or contract, shall not be deemed a termination of employment. Unless otherwise determined by the Committee and provided in the applicable Agreement, Awards made under the Plan shall not be affected by any change of employment so long as the Holder continues to be an employee of the Company.

11.3. Right of Company to Terminate Employment.  Nothing contained in the Plan or in any Award, and no action of the Company or the Committee with respect thereto, shall confer or be construed to confer on any Holder any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any Subsidiary of the Company to terminate the employment of the Holder at any time, with or without cause, subject, however, to the provisions of any employment agreement between the Holder and the Company or any Subsidiary of the Company.

11.4. Nonalienation of Benefits.  Except as set forth herein, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Person entitled to such benefits.

11.5. Written Agreement.  Each Award of Options shall be evidenced by a stock option agreement; each Award of SARs shall be evidenced by a stock appreciation rights agreement; each Award of Restricted Shares shall be evidenced by a restricted shares agreement; each Award of Stock Units shall be evidenced by a stock units agreement; and each Performance Award shall be evidenced by a performance award agreement (including a cash award agreement evidencing a Cash Award), each in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve; provided, however, that if more than one type of Award is made to the same Holder, such Awards may be evidenced by a single Agreement with such Holder. Each grantee of an Option, SAR, Restricted Shares, Stock Units or Performance Award (including a Cash Award) shall be notified promptly of such grant, and a written Agreement shall be promptly executed and delivered by the Company. Any such written Agreement may contain (but shall not be required to contain) such provisions as the Committee deems appropriate (i) to insure that the penalty provisions of Section 4999 of the Code will not apply to any stock or cash received by the Holder from the Company or (ii) to provide cash payments to the Holder to mitigate the impact of such penalty provisions upon the Holder. Any such Agreement may be supplemented or amended from time to time as approved by the Committee as contemplated by Section 11.7(b).

11.6. Designation of Beneficiaries.  Each Person who shall be granted an Award under the Plan may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Committee on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of such Person.

11.7. Termination and Amendment.

(a) General.  Unless the Plan shall theretofore have been terminated as hereinafter provided, no Awards may be made under the Plan on or after the tenth anniversary of the Effective Date. The Plan may be terminated at any time prior to such date and may, from time to time, be suspended or discontinued or modified or amended if such action is deemed advisable by the Committee.

(b) Modification.  No termination, modification or amendment of the Plan may, without the consent of the Person to whom any Award shall theretofore have been granted, adversely affect the rights of such Person with respect to such Award except as otherwise permitted by Section 11.17. No modification, extension, renewal or other change in any Award granted under the Plan shall be made after the grant of such Award, unless the same is consistent with the provisions of the Plan, or as otherwise permitted by Section 11.17. With the consent of the Holder and subject to the terms and conditions of the Plan (including Section 11.7(a)), or as otherwise permitted by Section 11.17, the Committee may amend outstanding Agreements with any Holder, including any amendment which would (i) accelerate the time or times at which the Award may be exercised and/or (ii) extend the scheduled expiration date of the Award (except that no such acceleration or extension shall result in the imposition of an additional tax under Section 409A (as defined below)). Without limiting the generality of the foregoing, the Committee may, but solely with the Holder’s consent unless otherwise provided in the Agreement (or pursuant to Section 11.17), agree to cancel any Award under the Plan and grant a new Award in substitution therefor, provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made (and shall not result in the imposition of an additional tax under Section 409A). Nothing contained in the foregoing provisions of this Section 11.7(b) shall be construed to prevent the Committee from providing in any Agreement that the rights of the Holder with respect to the Award evidenced thereby shall be subject to such rules and regulations as the Committee may, subject to the express provisions of the Plan, adopt from time to time or impair the enforceability of any such provision.

11.8. Government and Other Regulations.  The obligation of the Company with respect to Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Common Stock may be listed or quoted. For so long as any series of Common Stock are registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (i) to maintain a registration statement in effect under the Securities Act of 1933 with respect to all shares of the applicable series of Common Stock that may be issued to Holders under the Plan and (ii) to file in a timely manner all reports required to be filed by it under the Exchange Act.

11.9. Withholding.  The Company’s obligation to deliver shares of Common Stock or pay cash in respect of any Award under the Plan shall be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due at the time of an Award, upon the exercise of any Option or SAR or upon the vesting of, or expiration of restrictions with respect to, Restricted Shares or Stock Units or the satisfaction of the Performance Objectives applicable to a Performance Award, as appropriate, may, in the discretion of the Committee, be paid in shares of the applicable series of Common Stock already owned by the Holder or through the withholding of shares otherwise issuable to such Holder, upon such terms and conditions (including the conditions referenced in Section 6.5) as the Committee shall determine. If the Holder shall fail to pay, or make arrangements satisfactory to the Committee for the payment to the Company of, all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Holder an amount equal to any federal, state or local taxes of any kind required to be withheld by the Company with respect to such Award.

11.10. Nonexclusivity of the Plan.  The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

11.11. Exclusion from Pension and Profit-Sharing Computation.  By acceptance of an Award, unless otherwise provided in the applicable Agreement, each Holder shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan, program or policy of the Company or any Subsidiary of the Company. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Holder which is payable to such beneficiary under any life insurance plan covering employees of the Company or any Subsidiary of the Company.

11.12. Unfunded Plan.  Neither the Company nor any Subsidiary of the Company shall be required to segregate any cash or any shares of Common Stock which may at any time be represented by Awards, and the Plan shall constitute an “unfunded” plan of the Company. Except as provided in Article VIII with respect to Awards of Restricted Shares and except as expressly set forth in an Agreement, no employee shall have voting or other rights with respect to the shares of Common Stock covered by an Award prior to the delivery of such shares. Neither the Company nor any Subsidiary of the Company shall, by any provisions of the Plan, be deemed to be a trustee of any shares of Common Stock or any other property, and the liabilities of the Company and any Subsidiary of the Company to any employee pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any employee, former employee or beneficiary under the Plan shall be limited to those of a general creditor of the Company or the applicable Subsidiary of the Company, as the case may be. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations of the Company under the Plan, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

11.13. Governing Law.  The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

11.14. Accounts.  The delivery of any shares of Common Stock and the payment of any amount in respect of an Award shall be for the account of the Company or the applicable Subsidiary of the Company, as the case may be, and any such delivery or payment shall not be made until the recipient shall have paid or made satisfactory arrangements for the payment of any applicable withholding taxes as provided in Section 11.9.

11.15. Legends.  Each certificate evidencing shares of Common Stock subject to an Award shall bear such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions of the Award applicable to such shares, including any to the effect that the shares represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such disposition will not violate any federal or state securities laws.

11.16. Company’s Rights.  The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

11.17. Section 409A.  Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an additional tax under Code Section 409A and related regulations and United States Department of the Treasury pronouncements (“Section 409A”), that Plan provision or Award will be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall require the Holder’s consent or be deemed to adversely affect the Holder’s rights to an Award.

11.18. Construction.  The words “include,” “includes,” “included” and “including” to the extent used in the Plan shall be deemed in each case to be followed by the words “without limitation.”

Admission Ticket

000004

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 12, 2009.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/ascma • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒		• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card	C0123456789	12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A Proposals — The Board of Directors recommends a vote FOR the nominee listed and FOR Proposals 2 – 3.

1.	Election of Directors:	For	Withhold	+

	01 – Michael J. Pohl*	☐	☐

*To serve as the Class I member of our board of directors until the 2012 annual meeting.

		For	Against	Abstain			For	Against	Abstain

2.	Approval of the Ascent Media Corporation 2008 Incentive Plan.	☐	☐	☐	3.	Ratify selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2009.	☐	☐	☐

B Non-Voting Items
Change of Address — Please print new address below.	Comments — Please print your comments below.	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

<STOCK#> 0124GB

2009 Annual Meeting Admission Ticket
2009 Annual Meeting of
Ascent Media Corporation Stockholders
Friday, June 12, 2009, 9:00 a.m.
Fairmont Miramar Hotel
101 Wilshire Blvd., Santa Monica, CA
Upon arrival, please present this admission ticket
and photo identification at the registration desk.

DRIVING DIRECTIONS
From Los Angeles International Airport (LAX) via Freeways:
•	Head east on Century Blvd.

•	Take the 405 San Diego Freeway North.

•	Transfer to the 10 Santa Monica Freeway West.

•	Exit at Fourth Street, turn right (heading North) on Fourth.

•	Make a left turn on Wilshire Boulevard, heading west.

•	Pass Second Street, the hotel will be on the right-hand side.
From Los Angeles International Airport (LAX) via Surface Streets:
•	Head North on Sepulveda Blvd. (#1).

•	Bear left, the left 2 lanes will become Lincoln Blvd. (#1) North.

•	Proceed North on Lincoln Blvd. through Marina Del Rey for about 7 miles.

•	Make a left turn on Wilshire Blvd. heading West for approximately 7 blocks.

•	Pass Second Street, the hotel will be on the right-hand side.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Ascent Media Corporation

Notice of 2009 Annual Meeting of Stockholders
Proxy Solicited by Board of Directors for Annual Meeting — June 12, 2009
The undersigned appoints William E. Niles and George C. Platisa and each of them, with power to act without the other and with the right of substitution in each, the proxies of the undersigned to vote all shares of Ascent Media Corporation Series A Common Stock and Ascent Media Corporation Series B Common Stock held by the undersigned at the Annual Meeting of Stockholders to be held on June 12, 2009, and at any adjournments thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.
IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE ELECTION OF THE LISTED NOMINEE AND IN ACCORD WITH THE DIRECTORS’ RECOMMENDATIONS ON THE OTHER SUBJECTS LISTED ON THE OTHER SIDE OF THE PROXY CARD. IN THE EVENT THAT ANY OTHER MATTER MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENT THEREOF, THE PERSONS SET FORTH ABOVE ARE AUTHORIZED, AT THEIR DISCRETION, TO VOTE THE MATTER.
PLEASE SIGN ON THE OTHER SIDE AND RETURN PROMPTLY TO ASCENT MEDIA CORPORATION, C/O COMPUTERSHARE, P.O. BOX 43102, PROVIDENCE, RI, 02940-0568. IF YOU DO NOT VOTE BY TELEPHONE OR INTERNET, OR SIGN AND RETURN A PROXY CARD, OR ATTEND THE ANNUAL MEETING AND VOTE BY BALLOT, YOUR SHARES CANNOT BE VOTED.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)